UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
U.S. ENERGY SYSTEMS, INC., et al.,	)	Case No. 08-10054 (RDD)
)
Debtors.[1]	)	(Jointly Administered)
)

MODIFIED SECOND AMENDED PLAN
OF REORGANIZATION OF GBGH, LLC

Peter S. Partee
Scott H. Bernstein
HUNTON & WILLIAMS LLP
200 Park Avenue
New York, New York 10166
(212) 309-1000

-and-

Michael G. Wilson
HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
(804) 788-8200

Dated: April 30, 2009
New York, New York
Attorneys for Debtors and
Debtors-in-Possession

[1]
The other Debtors in the jointly administered cases are the following:  U.S. Energy Overseas Investments, LLC, GBGH, LLC, U.S. Energy Biogas Corp., Biogas Financial Corp., Power Generation (Suffolk), Inc., Resources Generating Systems, Inc., Suffolk Biogas, Inc., USEB Assignee, LLC, ZFC Energy, Inc., ZMG Inc., and Oceanside Energy, Inc.

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

EXHIBIT A       EXIT CREDIT FACILITIES TERM SHEET

iii

ARTICLE I
INTRODUCTION

GBGH, LLC (“GBGH”), a Delaware limited liability company and a debtor and debtor-in-possession (the “Debtor”, and collectively with the other debtors in the above-captioned chapter 11 cases, the “Debtors”) in the above-captioned cases, hereby proposes the following as its Modified Second Amended Plan of Reorganization of GBGH, LLC (either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof, the Bankruptcy Code (as defined herein), the Bankruptcy Rules (as defined herein) or a Final Order (as defined herein) the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code.  Any agreements and/or other documents that are referenced in the Plan, but not attached as exhibits hereof, are available upon reasonable written request to counsel for GBGH indicated on the cover page of the Plan.  Reference is made to the Disclosure Statement (as defined herein) for a discussion of GBGH’s history, business, properties, and operations; a summary of and analysis of the Plan; and certain related matters.

ARTICLE II
RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS

2.1           Rules of Interpretation

For purposes of the Plan:  (a) whenever from the context it is appropriate, each term, whether stated in the singular or plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine or neutral gender; (b) any reference in the Plan to a contract, an instrument, a release, an indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or an exhibit Filed (as defined herein), or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) the words “hereof,” “herein,” “hereto,” and “hereunder” refer to the Plan in its entirety rather than to a particular portion of the Plan unless otherwise indicated; (e) captions and headings to Articles and sections of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (f) in the event of any inconsistency between the terms of the Plan and the terms of the Disclosure Statement, the terms of the Plan shall control; and (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

2.2           Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

2.3           Defined Terms

Terms herein with an initial capital not required by standard capitalization rules are defined terms, and each such term shall have the meaning ascribed to it below.  Any capitalized term used in the Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

(a)  “Administrative Claim” means all Claims for the costs and expenses of administering the Chapter 11 Case under sections 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code, including without limitation (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the GBGH Estate and operating the business of GBGH; (ii) compensation for professional services and reimbursements of expenses under sections 328, 330 or 331 of the Bankruptcy Code and other Professional Fees; and (iii) any fees or charges assessed against GBGH under 28 U.S.C. §§ 1911 - 1930.

(b)  “Administrative Claims Bar Date” means the date that is forty-five (45) calendar days after the Effective Date.

(c)  “Allowance Date” means the date on which a Claim becomes an Allowed Claim.

(d)  “Allowed” means with reference to any Claim, except as otherwise provided herein:  (i) a Claim that has been scheduled by GBGH in its schedules of liabilities in an amount other than zero, as other than disputed, contingent or unliquidated, and as to which GBGH or another party in interest has not Filed an objection by the Claims Objection Deadline; (ii) a Claim that is not a Disputed Claim or has been allowed pursuant to a Final Order; (iii) an Allowed Claim that is allowed:  (a) in any stipulation with GBGH as to the amount and nature of such Claim that is executed prior to the Confirmation Date and approved by the Bankruptcy Court, (b) in any stipulation with Reorganized GBGH as to the amount and nature of the Claim that is executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court, or (c) in any contract, instrument, indenture or other agreement entered into or assumed pursuant to the Plan; (iv) a Claim relating to a rejected executory contract or an unexpired lease that either (a) is not a Disputed Claim or (b) has been allowed pursuant to a Final Order, in either case only if a Proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law; or (v) a Claim that is allowed pursuant to the terms of the Plan; provided, however, unless otherwise specified herein or by a Final Order of the Bankruptcy Court, the term “Allowed Claim” shall not, for any purpose under the Plan, include interests, penalties, premiums or late charges on such Claim from and after the Petition Date.

(e)  “Allowed .. . . Claim” means an allowed Claim in the particular Class described.

(f)  “Assets” means all of the right, title and interest of GBGH in, to and under any and all assets and property, whether tangible, intangible, real or personal, that constitute property of the GBGH Estate within the meaning of section 541 of the Bankruptcy Code.

(g)  “Ballots” means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims shall indicate their acceptance or rejection of the Plan.

(h)  “Bankruptcy Code” means Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code, as such have been, or may be, amended from time to time, to the extent that such amendments are applicable to the Chapter 11 Case.

(i)  “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

(j)  “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as amended and promulgated under 28 U.S.C. § 2075, and the Local Rules of the Bankruptcy Court, as the same shall be applicable to the Chapter 11 Case.

(k)  “Bar Date” means, as set forth in the Bar Date Order: (i) July 1, 2008 for a Person or an Entity (other than a Governmental Unit), other than for a Rejection Claim or Proofs of Claim Filed in response to any amendment made to the Schedules; (ii) July 9, 2008, for Governmental Units; (iii) with respect to Proofs of Claim Filed in response to amendments made to the Schedules, thirty (30) calendar days after the date on which notice of the applicable amendment or supplement to the Schedules is served on the Claimant, and; (iv) with respect to Claims for Rejection Claims, thirty (30) calendar days after the entry of an order by the Bankruptcy Court authorizing GBGH to reject an executory contract or unexpired lease.

(l)  “Bar Date Order” means the Order (A) Establishing Bar Dates for Filing Proofs of Claim, (B) Approving the Bar Date Notice and the Form and Manner of Notice Thereof, and (C) Authorizing the Debtors to Provide Notice of Bar Dates entered by the Bankruptcy Court on May 7, 2008.

(m)  “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)).

(n)  “Cash” means lawful currency of the United States of America and equivalents thereof.

(o)  “Causes of Action” means all of GBGH’s actions, causes of actions, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, asserted or assertable directly or indirectly or derivatively, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, through and including the Effective Date.

(p)  “Chapter 11” means Chapter 11 of the Bankruptcy Code.

(q)  “Chapter 11 Case” means the case under Chapter 11 commenced by GBGH in the Bankruptcy Court by filing its Voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code on January 9, 2008.

(r)  “Claim” shall have the meaning assigned to that term in section 101(5) of the Bankruptcy Code.

(s)  “Claim Holder” means the Holder of a Claim.

(t)  “Claims Objection Deadline” means, unless extended by a Final Order, the last date for Filing an objection with respect to any Claim, except for a Rejection Claim, a Claim asserted in response to any amendment to the Schedules, or an application or a request for payment of an Administrative Claim, shall be the date that is ninety (90) days after the Effective Date.

(u)  “Class” means a category, designated herein, of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article IV hereof.

(v)  “Closing Date” means the date on which all of the conditions precedent to the confirmation of the Plan and the Effective Date thereof shall have been satisfied.

(w)  “Collateral Agents” means the First Lien Collateral Agent and the Second Lien Collateral Agent, collectively.

(x)  “Confirmation” means the confirmation of the Plan by the Bankruptcy Court pursuant to section 1129 of the Bankruptcy Code.

(y)  “Confirmation Date” means the date upon which the Confirmation Order is entered by the Bankruptcy Court in the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.

(z)  “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

(aa)  “Confirmation Order” means an order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order is in form and substance reasonably acceptable to GBGH and the Majority Holders of Allowed First Lien Secured Claims.

(bb)  “Creditor” means the Holder of an Allowed Claim against GBGH or the GBGH Estate.

(cc)  “D&O Released Parties” means all officers, directors, employees, attorneys, financial advisors, investment bankers, agents and representatives of GBGH who served in such capacity at any time from the Petition Date through the Confirmation Date.

(dd)  “Debtor” has the meaning given to it in Article I.

(ee)  “Disallowed Claim” means a Disputed Claim (1) that has been disallowed by a Final Order or (2) (A) for which no Proof of Claim was Filed on or before the applicable Bar Date and that GBGH (i) listed such Disputed Claim in its Schedules as disputed, contingent, or unliquidated or (ii) did not list such Disputed Claim in its Schedules or (B) that is an Administrative Claim for which no application or request for payment of such Administrative Claim was Filed on or before the Administrative Claims Bar Date.

(ff)  “Disclosure Statement” means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Bankruptcy Court, including without limitation all exhibits, appendices and schedules annexed thereto.

(gg)  “Disputed” means with respect to any Claim or Interest, any Claim or Interest:  (a) that is listed on the Schedules as unliquidated, disputed or contingent; (b) as to which GBGH or any other party in interest have interposed a timely objection or a request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by GBGH in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined pursuant to a Final Order; (c) during the period prior to the deadline fixed by the Plan or the Bankruptcy Court for objecting to such Claim, that exceeds the amount listed in the Schedules other than as unliquidated, disputed or contingent, unless such Claim is Allowed pursuant to a Final Order or is Allowed in accordance with clause  (iii) of the definition of “Allowed” or (d) that is neither Allowed or Disallowed.

(hh)  “Disputed Claims Reserve” means a segregated, interest-bearing account to be established and maintained by Reorganized GBGH or its duly appointed disbursing agent into which account Reorganized GBGH shall deposit all amounts reserved for the Holders of Disputed Claims in each Class under the Plan in accordance with section 7.5(b)   hereof.  All amounts on deposit from time to time in the Disputed Claims Reserve and all dividends, interest, and other earnings thereon, net of any applicable taxes and expenses, shall be held in trust for the exclusive benefit of Holders of Disputed Claims that subsequently become Allowed Claims and the Holders of Allowed Claims, until such time as all Allowed Claims have been paid.  For the avoidance of doubt, the Disputed Claims Reserve shall not be or become subject to any lien or security interest asserted by any Entity or Person.

(ii)  “Distribution Date” means the first Business Day after the Effective Date.

(jj)  “Effective Date” means the first Business Day on which all conditions specified in Article VIII hereof have been satisfied or, if capable of being waived, have been waived in accordance with section 8.3 hereof.

(kk)  “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

(ll)  “Exit Credit Facilities” means the New First Lien Credit Facility and the New Second Lien Credit Facility.

(mm)  “Exit Credit Facilities Agreements” means those certain credit agreements, guaranty agreements, security agreements, pledge agreements and inter-creditor agreement substantially in the form attached to the Plan Supplement, among Reorganized GBGH, as borrower, the Guarantors, and the lenders thereto, as appropriate, substantially on the terms set forth in the Exit Credit Facilities Term Sheet, and the other Credit Documents (as defined in the Exit Credit Facilities Term Sheet), if any.

(nn)  “Exit Credit Facilities Term Sheet” means the Summary of Principal Terms and Conditions of the $65,000,000 Exit Credit Facilities annexed hereto as Exhibit A.  In the event of any conflict between the terms of the Exit Credit Facilities Term Sheet and terms of the Exit Credit Facilities Agreements, the Exit Credit Facilities Agreements shall prevail.

(oo)  “Face Amount” means with respect to an Allowed Claim, (1) the amount set forth on the Proof of Claim unless the Proof of Claim is Filed in an unliquidated amount, (2) if a Proof of Claim has been Filed in an unliquidated amount, an amount determined in accordance with section 7.5(c) hereof, (3) if no Proof of Claim has been Filed, the amount of the Claim listed in the Schedules, or (4) the amount determined by a Final Order of the Bankruptcy Court.

(pp)  “File” or “Filed” means file or filed with the Clerk of the Bankruptcy Court in the Chapter 11 Case.

(qq)  “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

(rr)  “Final Order” means an order of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which such order or judgment (or any revision, modification or thereof) the time to appeal or seek review, rehearing or certiorari has expired and no appeal or petition for review, rehearing or certiorari has been timely taken, or as to which to any appeal that has been taken or any petition for review, rehearing, certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which review, rehearing or certiorari was sought.

(ss)  “First Lien Administrative Agent” means Silver Point in its capacity as administrative agent under the First Lien Credit Agreement.

(tt)  “First Lien Collateral Agent” means Silver Point in its capacity as collateral agent under the First Lien Credit Agreement.

(uu)  “First Lien Credit Agreement” means that certain Credit Agreement, dated as of August 7, 2006, among GBGH, the lenders party thereto, and Silver Point Finance, LLC, as successor to Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent.

(vv)  “First Lien Lender” means a lender under the First Lien Credit Agreement.

(ww)  “First Lien Secured Claims” mean (a) Claims under the First Lien Credit Agreement that are secured by a Lien on, or security interest in, property of the GBGH Estate, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor’s interest in GBGH’s interest in such property, or to the extent of the amount subject to setoff, which value shall be determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under the Plan as a First Lien Secured Claim.

(xx)  “GBGH” shall mean GBGH, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

(yy)  “GBGH Advisors” means Hunton & Williams LLP, in its capacity as bankruptcy attorneys for GBGH, Eckert Seamans Cherin & Mellott, LLC, in its capacity as Delaware attorneys for GBGH, Reed Smith LLP, in its capacity as corporate governance attorneys for GBGH, and Jefferies & Company, Inc., in its capacity as financial advisors to GBGH.

(zz)  “GBGH Estate” means the bankruptcy estate of GBGH that was created pursuant to section 541 of the Bankruptcy Code on the Petition Date.

(aaa)  “General Unsecured Claim” means any Claim against GBGH that is not an Administrative Claim, a Priority Claim, an Other Secured Claim, a First Lien Secured Claim, a Second Lien Secured Claim, or a Professional Fee Claim.

(bbb)  “Guarantors” has the meaning given to it in the Exit Credit Facilities Term Sheet.

(ccc)  “Holder” means a Person or an Entity beneficially holding an Interest or a Claim.

(ddd)  “Impaired” means a Claim or an Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

(eee)  “Impaired Class” means a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

(fff)  “Incremental Facility” means one or more additional incremental loan facilities that Reorganized GBGH is authorized to enter under the New First Lien Credit Facility in an aggregate principal amount up to $10 million, which shall have the same guarantees as, and be secured on a pari passu basis by the same collateral securing the New First Lien Credit Facility.

(ggg)  “Interests” means any membership or other equity ownership interest in GBGH and all dividends and distributions with respect to such membership or other equity interest and all rights, options, warrants (regardless of whether exercised), or other rights to acquire any membership or other equity ownership interest in GBGH as of the Petition Date.

(hhh)  “Lien” means a mortgage, a pledge, a judgment lien, an attachment, a security interest, or other encumbrance on any Assets, whether voluntary or involuntary, which is valid, perfected, and enforceable under applicable non-bankruptcy law as of the Confirmation Date.

(iii)  “Majority Holders of Allowed First Lien Secured Claims” means Holders of Allowed First Lien Secured Claims who, individually or in the aggregate, hold more than 50% in amount of the Allowed First Lien Secured Claims.

(jjj)  “Management Services Agreement” means the form of Management Services Agreement among Reorganized GBGH and Silver Point, substantially in the form attached to the Plan Supplement.

(kkk)  “New First Lien Credit Facility” means the “First Lien Credit Facility” as such term is used in the Exit Credit Facilities Term Sheet.

(lll)  “New Membership Interests” means the membership interests of Reorganized GBGH to be authorized and issued pursuant to the Plan and the Reorganized GBGH Operating Agreement.

(mmm)  “New Second Lien Credit Facility” means the “Second Lien Credit Facility” as such term is used in the Exit Credit Facilities Term Sheet.  For clarity, the New Second Lien Credit Facility is not guaranteed by the Guarantors.

(nnn)  “Other Secured Claims” means a Claim other than a First Lien Secured Claim, or a Second Lien Secured Claim that is secured by a Lien on property in which the GBGH Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the GBGH Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under the Plan as an Other Secured Claim.

(ooo)  “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

(ppp)  “Petition Date” means January 9, 2008, being the date on which GBGH filed its voluntary petition for relief commencing the Chapter 11 Case.

(qqq)  “Plan” has the meaning given to it in Article I.

(rrr)  “Plan Documents” means the agreements, documents and instruments to be entered into on or as of the Effective Date, as contemplated by, and in furtherance of, the Plan, substantially in the forms contained in the exhibits to the Plan, the Disclosure Statement and the Plan Supplement.

(sss)  “Plan Supplement” means the compilation of documents and forms of documents and exhibits substantially in the forms Filed not less than ten (10) days prior to the Voting Deadline, each of which shall be acceptable in form and substance to the Majority Holders of Allowed First Lien Secured Claims, as such documents and exhibits may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules, and with the consent of the Majority Holders of Allowed First Lien Secured Claims.

(ttt)  “Prepetition Lenders” means the financial institutions that are lenders under the First Lien Credit Agreement and the Second Lien Credit Agreement.

(uuu)  “Priority Claims” means all Priority Non-Tax Claims and all Priority Tax Claims.

(vvv)  “Priority Non-Tax Claims” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

(www)  “Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

(xxx)  “Professional Fees” means the compensation and reimbursement of expenses allowed to (a) Professionals pursuant to sections 330 or 331 of the Bankruptcy Code or (b) any Person or Entity making a claim for compensation and reimbursement of expenses under section 503(b) of the Bankruptcy Code.

(yyy)  “Professionals” means an Entity or a Person employed pursuant to a Final Order in accordance with section 327 of the Bankruptcy Code and to be compensated for services rendered and reimbursed for expenses incurred prior to the Effective Date, pursuant to sections 327, 328, 329, 330 or 331 of the Bankruptcy Code.

(zzz)  “Proof of Claim” means any written statement filed under oath in the Chapter 11 Case by the Holder of a Claim, other than an Administrative Claim, which statement (1) conforms substantially to Official Form 10, (2) states the amount owed and sufficiently identifies the basis of such Holder’s Claim, and (3) attaches or sufficiently identifies all documentation evidencing or otherwise supporting the Claim.

(aaaa)  “Ratable Portion” means, (a) with reference to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims in such Class, and (b) with reference to any distribution on account of any Allowed Interest in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Interest bears to the aggregate amount of Allowed Interests in such Class.

(bbbb)  “Reinstated” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (b) reinstating the maturity of such Claim as such maturity existed before such default, (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Holder of such Claim.

(cccc)  “Rejection Claim” means any claim for damages arising as a proximate result of the rejection of an executory contract or an unexpired lease under section 365 of the Bankruptcy Code.

(dddd)  “Requisite Lenders” has the meaning given to it in the Exit Credit Facilities Agreements.

(eeee)  “Reorganized GBGH” means GBGH after the Effective Date and any successors thereto, by merger, consolidation or otherwise, as reorganized on and after the Effective Date.

(ffff)  “Reorganized GBGH Board of Managers” means the Board of Managers of Reorganized GBGH formed pursuant to the Reorganized GBGH Operating Agreement, on and after the Effective Date, the members of which are disclosed in the Reorganized GBGH Plan Supplement.

(gggg)   “Reorganized GBGH Operating Agreement” means the limited liability company operating agreement of Reorganized GBGH, substantially in the form attached to the Plan Supplement.

(hhhh)  “Schedules” means the schedules, if any, of assets and liabilities, schedules of executory contracts, and the statements of financial affairs of GBGH Filed pursuant to Bankruptcy Rule 1007(b), as they may be amended by GBGH from time to time.

(iiii)  “Second Lien Administrative Agent” means The Bank of New York, in its capacity as administrative agent under the Second Lien Credit Agreement.

(jjjj)  “Second Lien Collateral Agent” means Silver Point, in its capacity as collateral agent under the Second Lien Credit Agreement.

(kkkk)  “Second Lien Lender” means a lender under the Second Lien Credit Agreement.

(llll)  “Second Lien Credit Agreement” means that certain Credit Agreement, dated as of August 7, 2006, among GBGH, the lenders party thereto, Silver Point, as successor to Credit Suisse, Cayman Islands Branch, as collateral agent, and The Bank of New York, as ultimate successor to Credit Suisse, Cayman Islands Branch, as administrative agent.

(mmmm)  “Second Lien Secured Claims” means (a) Claims under the Second Lien Credit Agreement that are secured by a Lien on, or security interest in, property of GBGH, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor’s interest in GBGH’s interest in such property, or to the extent of the amount subject to setoff, which value shall be determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under the Plan as a Second Lien Secured Claim.

(nnnn)  “Silver Point” means Silver Point Finance, LLC.

(oooo)  “UK Subsidiaries” means GBGH’s indirectly owned subsidiaries in the United Kingdom.

(pppp)  “UKES” means GBGH’s wholly-owned subsidiary UK Energy Systems Limited, a non-debtor company registered under the laws of England and Wales, which is the parent of the UK Subsidiaries.

(qqqq)  “Unclassified Claim” means a Claim that is not classified under the Plan, viz., Administrative Claims and Priority Tax Claims.

(rrrr)  “Unimpaired” means a Claim that is not Impaired.

(ssss)  “USEY” means U.S. Energy Systems, Inc., a Delaware corporation, whose chapter 11 case is pending in the Bankruptcy Court.

(tttt)  “Voting Agent” means Epiq Bankruptcy Solutions, LLC.

(uuuu)  “Voting Deadline” means the date as determined by an order of the Bankruptcy Court approving the Disclosure Statement by which Ballots must be properly executed, completed and transmitted to the GBGH’s solicitation agent in order to be counted as a vote to accept or reject the Plan, as may be extended by GBGH from time to time.

(vvvv)  “Warrant Agreement” means the agreement evidencing the issuance of the Warrants, substantially in the form attached to the Plan Supplement.

(wwww)  “Warrants” means warrants to purchase New Membership Interests in Reorganized GBGH representing in the aggregate 7.5% of all of the issued and outstanding New Membership Interests of GBGH, on a fully-diluted basis, after giving effect to the consummation of the Plan, exercisable in whole but not in part at any time until the 5th anniversary of the Effective Date at an exercise price based upon an enterprise value of $133 million.

2.4           Exhibits

All exhibits to the Plan are incorporated by reference and made a part of the Plan as if set forth in full herein.

ARTICLE III
TREATMENT OF UNCLASSIFIED CLAIMS

3.1           Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, each Administrative Claim that is Allowed shall be paid by GBGH, in full, in Cash, in such amounts as are incurred in the ordinary course of business by GBGH, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court (a) upon the later of the Effective Date or, if such Claim is Allowed after the Effective Date, as soon as reasonably practicable after the date upon which there is a Final Order allowing such Administrative Claim, (b) upon such terms of any agreement governing or documents evidencing such Administrative Claim, or (c) as may be agreed upon between the Holder of such Allowed Administrative Claim and GBGH; provided, however, that Allowed Administrative Claims for goods or non-professional services provided to GBGH during the Chapter 11 Case in the ordinary course of the GBGH’s business shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

Unless otherwise ordered by the Bankruptcy Court, requests for payment of Administrative Claims, must be Filed and served on Reorganized GBGH and counsel for Reorganized GBGH, no later than the Administrative Claims Bar Date.  Any Person or Entity that is required to File and serve a request for payment of an Administrative Claim and fails to timely File and serve such a request shall be forever barred, estopped and enjoined from asserting such Claim or participating in distributions under the Plan on account thereof.

Reorganized GBGH, in its sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval.  Reorganized GBGH or any other party with standing to object to a request for an Administrative Claim shall have the right to object to any Administrative Claim within seventy (70) days after the Effective Date, subject to extensions from time to time by the Bankruptcy Court, and must File and serve such an objection on the appropriate parties, including the claimant.  Unless Reorganized GBGH or another party with standing objects to an Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested.  In the event that Reorganized GBGH or another party with standing objects to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, submit the matter to the Bankruptcy Court for a determination of whether an Administrative Claim should be allowed, and if so, in what amount.

The payments, distributions and other treatment afforded to Holders of Allowed Administrative Claims under this section shall be in full and complete satisfaction, discharge and release of such Allowed Claims.

3.2           Professional Fees

Notwithstanding any other provision of the Plan, any Professional seeking an award by the Bankruptcy Court of an Allowed Administrative Claim on account of Professional Fees incurred through and including the Effective Date under sections 328, 329, 330, 331 or 503(b) of the Bankruptcy Code shall File a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date no later than forty-five (45) days after the Effective Date.  If Reorganized GBGH or any other party with standing objects to such a request, such objecting party shall File and serve on the appropriate parties such objection no later than (70) days after the Effective Date, and the Bankruptcy Court shall, unless the Bankruptcy Court in its discretion requires otherwise, schedule a hearing to resolve such objection no later than ninety (90) days after the Effective Date.

To the extent that such an award is granted by the Bankruptcy Court, on, or as soon as reasonably practicable after (i) the Effective Date, if such Administrative Claim on account of Professional Fees is an Allowed Administrative Claim as of the Effective Date, or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim for Professional Fees shall receive, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim.

GBGH or Reorganized GBGH, as the case may be, may pay the charges incurred by the GBGH Advisors on or after the Confirmation Date for Professionals’ fees, disbursements, expenses, or related support services (including fees and expenses related to the preparation of the GBGH Advisors’ fee applications) without application to, or approval of, the Bankruptcy Court.

3.3           Priority Tax Claims

Except to the extent that a Holder of a Priority Tax Claim agrees to a less favorable treatment, each Allowed Priority Tax Claim shall be paid by GBGH or Reorganized GBGH, as the case may be, in full, in Cash, upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Priority Tax Claim, (c) the date upon which such an Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Case had not been commenced, or (d) as may be agreed upon between the Holder of such an Allowed Priority Tax Claim and GBGH.

The payments, distributions and other treatment afforded to Holders of Allowed Priority Tax Claims under this section shall be in full and complete satisfaction, discharge and release of such Allowed Claims.

ARTICLE IV
CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

4.1           Classification

The categories of Claims and Interests below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or an Interest shall be deemed classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or an Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Status	Voting Right

1.	First Lien Secured Claims	Impaired	Entitled to Vote

2.	Second Lien Secured Claims	Impaired	Entitled to Vote

3.	Other Secured Claims	Unimpaired	Deemed to Accept; Not Entitled to Vote

4.	Priority Non-Tax Claims	Unimpaired	Deemed to Accept; Not Entitled to Vote

5.	General Unsecured Claims	Impaired	Deemed to Reject; Not Entitled to Vote

6.	GBGH Equity Interests	Impaired	Deemed to Reject; Not Entitled to Vote

Claims (except for Administrative Claims and Priority Tax Claims, which are not required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code) and Interests are classified as follows:

(i)           Class 1 - First Lien Secured Claims

(ii)           Class 2 - Second Lien Secured Claims

(iii)           Class 3 - Other Secured Claims

(iv)           Class 4 - Priority Non-Tax Claims

(v)           Class 5 - General Unsecured Claims

(vi)           Class 6 - GBGH Equity Interests

4.2           Classification and Treatment of Claims and Interests

(a)           Class 1 — First Lien Secured Claims (Impaired)

(a)  Classification:  Class 1 consists of Allowed First Lien Secured Claims against GBGH.

(b)  Treatment:  In full and complete satisfaction, settlement and release of the Allowed First Lien Secured Claims, on the Effective Date or as soon as reasonably practicable thereafter, Holders of the Allowed First Lien Secured Claims shall receive their Ratable Portion of (i) the New First Lien Credit Facility in the aggregate principal amount of $50 million; (ii) the New Second Lien Credit Facility in the aggregate principal amount of $15 million and (ii) New Membership Interests representing 97.5% of the aggregate New Membership Interests, before giving effect to the exercise of any Warrants.

(c)  Voting:  Class 1 is Impaired.  The Holders of the Allowed First Lien Secured Claims are entitled to vote to accept or reject the Plan.

(b)           Class 2 — Second Lien Secured Claims (Impaired)

(a)  Classification:  Class 2 consists of Allowed Second Lien Secured Claims against GBGH.

(b)  Treatment:  In full and complete satisfaction, settlement and release of the Allowed Second Lien Secured Claims, on the Effective Date or as soon as reasonably practicable thereafter, the Holders of the Allowed Second Lien Secured Claims that vote in favor of the Plan and accept the releases set forth in Article X hereof shall receive their Ratable Portion of (i) New Membership Interests representing 2.5% of the aggregate outstanding New Membership Interests, before giving effect to the exercise of any Warrants, and (ii) 100% of the Warrants. The Claims held by Holders of Allowed Second Lien Secured Claims that vote to reject the Plan shall not be counted as Allowed Claims when determining the respective Ratable Portions of the New Membership Interests and Warrants that shall be distributed under the Plan to the Holders of Allowed Second Lien Secured Claims that vote to accept that Plan and accept the releases set forth in Article X hereof, and the Holders of the Allowed Second Lien Secured Claims that vote to reject the Plan shall receive no distribution or property under the Plan.  To the extent that Holders of least two-thirds (2/3) in amount of Allowed Claims actually voting in such class have not voted to accept the Plan and the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such class have not voted to accept the Plan, the Holders of the Allowed Second Lien Secured Claims shall receive no distribution or property under the Plan.

(c)  Voting:  Class 2 is Impaired.  The Holders of the Allowed Second Lien Secured Claims are entitled to vote to accept or reject the Plan.

(c)           Class 3 — Other Secured Claims (Unimpaired)

(a)  Classification:  Class 3 consists of Allowed Other Secured Claims against GBGH.

(b)  Treatment:  The legal, equitable and contractual rights of the Holders of Allowed Other Secured Claims are unaltered by the Plan.  Unless a Holder of such Claim and GBGH agree to a different treatment, on the Effective Date, each Holder of an Allowed Other Secured Claim shall have its Claim Reinstated.

(c)  Voting:  Class 3 is Unimpaired.  Holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

(d)           Class 4 — Priority Non-Tax Claims (Unimpaired)

(a)  Classification:  Class 4 consists of Allowed Priority Non-Tax Claims against GBGH.

(b)  Treatment:  The legal, equitable and contractual rights of Holders of Allowed Priority Non-Tax Claims are unaltered by the Plan.  Unless a Holder of an Allowed Priority Non-Tax Claims and GBGH agree to a different treatment, each Holder of an Allowed Priority Non-Tax Claims shall receive one of the following treatments, at the election of GBGH:

(i)           to the extent then due and owing on the Effective Date, such Allowed Priority Non-Tax Claims shall be paid in full, in Cash, by Reorganized GBGH;

(ii)           to the extent not due and owing on the Effective Date, such Allowed Priority Non-Tax Claims shall be paid in full, in Cash, by Reorganized GBGH when and as such Allowed Priority Non-Tax Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

(iii)           such Allowed Priority Non-Tax Claims shall be otherwise treated in any manner such that Class 4 shall not be Impaired.

(c)  Voting:  Class 4 is Unimpaired.  Holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

(e)           Class 5 — General Unsecured Claims (Impaired)

(a)  Classification:  Class 5 consists of Allowed General Unsecured Claims not otherwise classified.

(b)  Treatment:  The Holders of Allowed General Unsecured Claims shall receive no property or other distributions under the Plan.

(c)  Voting:  Class 5 is Impaired.  The Holders of the Allowed General Unsecured Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

(f)           Class 6 — GBGH Equity Interests (Impaired)

(a)  Classification:  Class 6 consists of Interests in GBGH.

(b)  Treatment:  On the Effective Date, the Interests in GBGH shall be canceled.

(c)  Voting:  Class 6 is Impaired.  The Holders of the Allowed Interests in GBGH are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

4.3           Full Satisfaction, Discharge and Release

The payments, distributions and other treatment afforded to Holders of Allowed Claims under this Article IV shall be in full and complete satisfaction, discharge and release of such Allowed Claims.

4.4           Cancellation of Existing Agreements and Securities

Except to the extent Reinstated or Unimpaired under the Plan, or for the purposes of evidencing a right to distribution under the Plan or as otherwise provided hereunder, on the Effective Date, all the agreements or other documents evidencing any Claims or rights of any Holder of a Claim against GBGH, including all indentures, credit agreements, security agreements and notes evidencing such Claims, and any Interests in GBGH, options or warrants (regardless of whether exercised) to purchase Interests in GBGH, shall be deemed cancelled, surrendered to GBGH, and of no further force or effect; provided however, that such agreements shall continue in effect solely for the purposes of allowing the Collateral Agents to make any distributions on account of Holders of Allowed Claims in Classes 1 and 2 pursuant to the Plan and to perform such other necessary administrative functions with respect thereto.  The provisions of this section 4.4 shall not cancel any indentures, bonds, securities or instruments issued by parties that are not GBGH.

4.5           Miscellaneous

(a)  Notwithstanding any other provision herein, the Face Amount of any Allowed Claim shall be reduced by the amount, if any, that was paid by GBGH to the Holder of such Claim prior to the Effective Date, including pursuant to a Final Order entered by the Bankruptcy Court.  Nothing in the Plan shall preclude Reorganized GBGH from paying Claims that GBGH was authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Confirmation Date.

(b)  Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Bankruptcy Court or any document or agreement entered into and enforceable pursuant to the terms of the Plan, nothing shall affect GBGH’s or Reorganized GBGH’s Causes of Action, rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including but not limited to all rights with respect to legal and equitable defenses to, and setoffs and recoupments against Unimpaired Claims and all Causes of Action for the affirmative relief against the Holders thereof.

4.6           Elimination of Classes

Any Class of Claims that is not occupied as of the date of commencement of the Confirmation Hearing by an Allowed Claim, or a Claim temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for the purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE V
CRAMDOWN

5.1           Cramdown

If any Impaired Class of Claims or Interests that is entitled to vote shall not accept the Plan, GBGH shall seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or seek to amend or modify the Plan in accordance with section 12.5 hereof.  With respect to any Impaired Class of Claims or Interests that is deemed to reject the Plan, GBGH shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

ARTICLE VI
MEANS FOR IMPLEMENTATION OF THE PLAN

6.1           Sources of Cash for Plan Distribution

All Cash necessary for Reorganized GBGH to make payments pursuant to the Plan shall be obtained from existing Cash balances of GBGH and the Guarantors, and the operations of GBGH or Reorganized GBGH or the Guarantors.

6.2           Granting of Liens and Priority Interests in Connection with the Exit Credit Facilities

Reorganized GBGH’s and the Guarantors’ obligations under the New First Lien Credit Facility shall be secured by a valid and perfected first priority lien and security interest in the following:

(i)	all of the present and future ownership interests in each Guarantor (but not Reorganized GBGH’s);

(ii)	all present and future intercompany debt between Reorganized GBGH and each Guarantor (or between any Guarantors);

(iii)
all of the present and future property and assets, real and personal of Reorganized GBGH and each Guarantor, including machinery and equipment, inventory and other goods, accounts receivable, owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification right, tax refunds and cash; and

(iv)	all proceeds and products of the property and assets described above in clauses (i) through (iii).

Reorganized GBGH’s obligations under the New Second Lien Credit Facility shall be secured by a valid and perfected second priority lien and security interest in all of the above-mentioned collateral that is the direct property of Reorganized GBGH, but excluding any property or assets that are the direct property of any of the Guarantors.  The Guarantors shall not guarantee the New Second Lien Credit Facility.

6.3           Authorization of New Membership Interests

Reorganized GBGH shall be authorized to issue the New Membership Interests without the need for any further corporate action or compliance with applicable non-bankruptcy law.

6.4           Execution of Related Documents

On the Effective Date, all Plan Documents entered into or instruments issued in connection with any of the foregoing or any other Plan Document, shall be deemed delivered and executed by Reorganized GBGH, and shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and as specified herein.

6.5           Corporate Governance, Managers  and Officers, and Corporate Action

(a)  Reorganized GBGH Operating Agreement.  On the Effective Date, the Reorganized GBGH Operating Agreement shall have been deemed to have been executed by all Creditors, and other parties in interest, that receive the New Membership Interests or Warrants pursuant to, or in accordance with, the Plan.  The Reorganized GBGH Operating Agreement will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.  From and after the Effective Date, Reorganized GBGH may amend and restate the Reorganized GBGH Operating Agreement and other constituent documents as permitted by applicable state law.

(b)  Management Services Agreement.  Upon the Effective Date, the Management Services Agreement among Reorganized GBGH and Silver Point (the “Management Services Agreement”) shall become effective.  Pursuant to the Management Services Agreement, Silver Point and/or certain of its affiliates and their respective principals and employees (collectively, the “Advisor”) will provide to Reorganized GBGH and its subsidiaries management, consulting, financial advisory and strategic services as are reasonably requested from time to time by Reorganized GBGH (the “Management Services”), which services shall include rendering advice and assistance concerning any and all aspects of the operations, planning and financing of Reorganized GBGH and its subsidiaries and conducting relations on behalf of the Reorganized GBGH and its subsidiaries with accountants, financial advisors and other professionals.  The Management Services Agreement will provide for payment to the Advisor of an annual advisory fee equal to $1,000,000 and payable in quarterly installments.  It is possible that certain principals and employees of the Advisor providing the Management Services may from time to time also serve as members of the Reorganized GBGH Board of Managers or equivalent governing body of Reorganized GBGH or its subsidiaries.  In providing the Management Services, the Advisor and its principals and employees will be acting in separate capacities as advisors and not as members of the Reorganized GBGH Board of Managers or equivalent governing body of Reorganized GBGH and/or its subsidiaries.  The Management Services Agreement will contain customary provisions governing certain matters relating to conflict of interests and will provide for customary indemnification of the Advisor and its principals, officers, directors, employees and representatives.

(c)  Managers and Officers of Reorganized GBGH.  Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, and except as may otherwise be disclosed in the Disclosure Statement, on the Effective Date, the individuals who are identified in the Plan Supplement shall serve as the initial Reorganized GBGH Board of Managers.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, GBGH shall disclose in the Plan Supplement, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial Reorganized GBGH Board of Managers and, to the extent such Person is an insider, the nature of any compensation for such Person.  The classification and compensation of the Reorganized GBGH Board of Managers shall be consistent with the Reorganized GBGH Operating Agreement and any applicable state law.  After the Effective Date, the corporate governance and management of Reorganized GBGH shall be determined by the Reorganized GBGH Board of Managers in accordance with the Reorganized GBGH Operating Agreement and applicable non-bankruptcy law.

(d)  GBGH and Reorganized GBGH Corporate Action.  On the Effective Date, the adoption of the Reorganized GBGH Operating Agreement, the adoption of the Warrant Agreement, the adoption of the Management Services Agreement, the adoption of applicable constituent documents, the selection of members of the Reorganized GBGH Board of Managers and officers for Reorganized GBGH, and other actions contemplated by the Plan (whether to occur before, on or after the Effective Date of the Plan) shall be authorized and approved in all respects (subject to the provisions hereof).  All matters provided for in the Plan involving the corporate structure of GBGH or Reorganized GBGH, and any corporate action required by GBGH or Reorganized GBGH in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Holders of Interests in GBGH or Reorganized GBGH.  On the Effective Date, the appropriate officers of Reorganized GBGH and members of the Reorganized GBGH Board of Managers are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized GBGH.  The authorization and approval of the corporate actions in this section 6.5(d) shall be effective notwithstanding any requirements under any applicable state law or other applicable non-bankruptcy law.

6.6           Indemnification of Directors, Officers and Employees

The obligations of GBGH to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person’s service in such capacity, or as a director, an officer, a partner, a trustee, an employee or an agent of GBGH to the extent provided in GBGH’s constituent documents, by a written agreement with GBGH or applicable state law, each as applicable, shall be deemed and treated as executory contracts that are assumed by GBGH pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date.  Accordingly, such indemnification obligations shall survive unimpaired and unaffected by the Confirmation Order, irrespective of whether such indemnification is owed for an act or an event occurring before or after the Petition Date, except if such claim or liability is determined by a Final Order to have resulted from gross negligence, willful misconduct, fraud or criminal conduct of such indemnified Person.  For a period of at least six years after the Effective Date, Reorganized GBGH shall maintain directors’ and officers’ liability insurance similar in coverage and at least in amounts that were in effect immediately prior to the Effective Date (the “D&O Insurance”).

6.7           Release of Liens

On or before the Effective Date, each of the Collateral Agents and GBGH shall (and in the case of GBGH, GBGH shall procure that UKES and the UK Subsidiaries shall) execute and file such document, notice or other public statement as is reasonably necessary or appropriate under applicable law in the relevant jurisdictions to evidence and effect the termination of the Liens formerly held by such parties or any liens held in favor of the Collateral Agents in respect of the assets of UKES or the UK Subsidiaries and the termination of any financing statements relating to any and all security interests in the Assets or the assets of UKES or the UK Subsidiaries held by the Collateral Agents.  In addition, Reorganized GBGH is hereby appointed as attorney-in-fact under the laws of the United States of America for each party whose Lien is terminated hereunder, with full power and authority to execute on behalf of such party any notices or other public statements as are necessary or appropriate to evidence the termination of such party’s Lien and any financing statement relating to any and all security interests in the Assets.

ARTICLE VII
PROVISIONS GOVERNING DISTRIBUTIONS

7.1           Objections; Establishment of Disputed Claims Reserve

All objections to Claims shall be filed by the Claims Objection Deadline or shall be forever barred.  On the Distribution Date, GBGH shall establish the Disputed Claims Reserve for Disputed Claims in accordance with section 7.5 hereof.

7.2           Estimation of Claims

GBGH (prior to the Effective Date) or Reorganized GBGH (after the Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to such objection.  In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount shall constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim asserted by any Person or Entity, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, GBGH (prior to the Effective Date) or Reorganized GBGH (after the Effective Date), may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.  All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, objected to, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

7.3           Distribution for Claims Allowed as of the Effective Date

Except as provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions to be made to Holders of Allowed Claims on the Effective Date that are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon as reasonably practicable thereafter.  Distributions on account of Disputed Claims that become Allowed Claims after the Effective Date shall be made pursuant to section 7.5.

7.4           Delivery of Distributions; Undeliverable Distributions

(a)  Subject to sections 7.2 and 7.4(c) hereof, distributions to Holders of Allowed Claims shall be made (a) at the addresses set forth on the respective Proofs of Claim Filed by such Holders, (b) at the addresses set forth in any written notices of address change delivered to either of GBGH or Reorganized GBGH after the date on which the related Proof of Claim was Filed, or (c) at the addresses reflected in GBGH’s Schedules if no Proof of Claim has been Filed and either of GBGH or Reorganized GBGH has not received a written notice of a change of address.

(b)  If the distribution to the Holder of any Allowed Claim is returned to Reorganized GBGH as undeliverable, no further distribution shall be made to such Holder, and Reorganized GBGH shall have no obligation to make any further distribution to the Holder, unless and until Reorganized GBGH is notified in writing of such Holder’s then current address.  Subject to section 7.4(c) hereof, Reorganized GBGH shall retain undeliverable distributions until such time as a distribution becomes deliverable.

(c)  Any Holder of an Allowed Claim who does not assert a claim for an undeliverable distribution within one (1) year after the Distribution Date on account of such Claim shall no longer have any claim to or interest in such undeliverable distribution, shall be forever barred and enjoined from receiving any distribution under the Plan, shall be forever barred and enjoined from asserting any such Claim against Reorganized GBGH and its property, and such amount shall be distributed in accordance with the terms hereof, if all other Holders of Allowed Claims have received all property to which they are entitled under the Plain, retained by Reorganized GBGH.

7.5           Disputed Claims

(a)  No distribution or other payment or treatment shall be made on account of a Disputed Claim, even if a portion of the Claim is not disputed, unless and until such Disputed Claim becomes an Allowed Claim and the amount of such Allowed Claim is determined by a Final Order, by a stipulation between GBGH and the Holder of the Claim, or by a stipulation between Reorganized GBGH and the Holder of the Claim.  No distribution or other payment or treatment shall be made on account of a Disallowed Claim at any time.

(b)  On the Distribution Date, GBGH shall deposit into the Disputed Claims Reserve the amount of Cash or other consideration to be provided under the Plan to the Holder of a Disputed Claim as if such Holder’s Claim were an Allowed Claim in its Face Amount, or as estimated by the Bankruptcy Court, as applicable.

(c)  As to any Disputed Claim for which a Proof of Claim has been Filed in an unliquidated amount or for which a Proof of Claim has been Filed that denominates the Claim as contingent, the Bankruptcy Court shall, upon a motion by GBGH or Reorganized GBGH to be Filed on or before Claims Objection Deadline, estimate the maximum allowable amount, if any, of such Disputed Claim under section 502(c) of the Bankruptcy Code.  Any Final Order of the Bankruptcy Court that estimates a Disputed Claim pursuant to section 7.2 and this section 7.5(c) irrevocably shall constitute and be a conclusive and final determination of the maximum allowable amount of the Claim of such Creditor, should it become an Allowed Claim.  After the estimation of the maximum allowable amount of the Claim of such Creditor, GBGH or Reorganized GBGH may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim.

The Holder of a Disputed Claim that is estimated by the Bankruptcy Court pursuant to section 7.2 and this section 7.5(c) shall not be entitled to any subsequent reconsideration or upward adjustment of the maximum allowable amount of such Claim as a result of any subsequent adjudication or an actual determination of the Allowed amount of such a Disputed Claim or otherwise, and the Holder of such a Claim shall not have recourse to GBGH, Reorganized GBGH, or any Assets of the foregoing in the event the allowed amount of the Holder’s Claim is at any time later determined to exceed the estimated maximum allowable amount.  As soon as practicable after entry of an order estimating a Disputed Claim under section 502(c) of the Bankruptcy Code, GBGH or Reorganized GBGH shall deposit into the Disputed Claims Reserve the amount of Cash or other consideration to be provided under the Plan to the Holder of the Disputed Claim as if the Disputed Claim were an Allowed Claim in its maximum allowable amount.  In all circumstances, the Holder’s sole recourse for the payment of a Disputed Claim, should it become an Allowed Claim, shall be to the funds maintained in the Disputed Claims Reserve to pay such Claim.

(d)  Within ten (10) Business Days following the Allowance Date for each Disputed Claim that becomes an Allowed Claim after the Distribution Date, Reorganized GBGH shall pay directly to the Holder of such an Allowed Claim the amount provided for under Articles III or IV hereof, as applicable.  Conversely, within ten (10) Business Days following the date a Disputed Claim becomes a Disallowed Claim, Reorganized GBGH shall transfer the entire amount on reserve in the Disputed Claims Reserve with respect to such Disputed Claim pursuant to section 7.4(b) hereof to Reorganized GBGH unless, after such transfer, the amounts remaining in the Disputed Claim Reserve would be insufficient to satisfy the obligations established under the Plan.

7.6           Collateral Agents as Claim Holders

Consistent with Bankruptcy Rule 3003, GBGH shall recognize the Proof of Claims Filed by the Collateral Agents in respect of the First Lien Secured Claims and the Second Lien Secured Claims, respectively, for all purposes under the Plan.  Accordingly, any Proof of Claim Filed by the registered or beneficial holder of such Claims shall be deemed disallowed as of the Effective Date as duplicative of the Proofs of Claim Filed by such Collateral Agents without the need for any further action or an order of the Bankruptcy Court, except to the extent such Proof of Claim includes Claims not asserted by one or more of the Collateral Agents.

The First Lien Collateral Agent and the Second Lien Collateral Agent, respectively, shall be deemed to be the Holder of all Allowed First Lien Secured Claims or all Allowed Second Lien Secured Claims for purposes of distributions to be made hereunder, and all distributions on account of such Claims shall be made to or on behalf of the First Lien Collateral Agent and the Second Lien Collateral Agent, as applicable.  The First Lien Collateral Agent shall hold or direct such distributions for the benefit of the Holders of Allowed First Lien Secured Claims, while the Second Lien Collateral Agent shall hold or direct such distributions for the benefit of the Holders of Allowed Second Lien Secured Claims.  The First Lien Collateral Agent and the Second Lien Collateral Agent shall arrange to deliver such distributions to or on behalf of their respective claimants.  In the case of any Holder of an Allowed First Lien Secured Claim or an Allowed Second Lien Secured Claim that is unable to hold shares of the New Membership Interests, the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable, shall make distributions to the designee of such Holder.

7.7           Prosecution of Objections to Claims

After the Confirmation Date, GBGH and Reorganized GBGH shall have the exclusive authority to File, settle, compromise, withdraw or litigate to judgment objections to any Claims, and may settle or compromise any Disputed Claim without the approval of the Bankruptcy Court.  All Disputed Claims shall be determined, resolved or adjudicated in the manner in which such Claims would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced, unless GBGH or Reorganized GBGH, as the case may be, by its election, choose to determine, resolve or adjudicate in the Bankruptcy Court any Disputed Claims arising in the Chapter 11 Case.

7.8           Bar Date for Objections to Claims

Unless a different time is set by a Final Order of the Bankruptcy Court, all objections to Claims must be Filed by the Claims Objection Deadline; provided, however, that no such objections may be Filed against any Claim after the Bankruptcy Court has determined that such a Claim is an Allowed Claim unless the order which allows such Claim(s) is vacated, modified or reversed, on appeal or otherwise, or reserves the right to assert subsequent objections.  The failure by any party in interest, including GBGH, to object to any Claim, whether or not unpaid, for purposes of voting on the Plan, shall not be deemed a waiver of such party’s rights to object to, or re-examine, any such Claim in whole or in part.

7.9           Claims Filed After the Confirmation Date

Any Claim Filed after the Confirmation Date, other than Claims for Professional Fees, Administrative Claims or Rejection Claims that were not required to be Filed prior to the Confirmation Date, is deemed disallowed and expunged without any action on the part of Reorganized GBGH, unless the post-Confirmation Date filing of such Claim has been authorized by a Final Order and the filing is in compliance with such order.  In the event of a post-Confirmation Date filing that is duly authorized and timely, Reorganized GBGH shall have until (a) the date set forth in the Final Order authorizing the filing of such claim for objecting to such Claim, (b) the later of one hundred and eighty (180) days following the Effective Date or forty-five (45) days following the date on which the Claim was Filed, or (c) such later date as may be requested for cause shown and authorized by a Final Order to object to such Claim.

7.10         Disbursement of Funds

Reorganized GBGH or its duly appointed disbursing agent shall make all distributions of Cash or other property required under the Plan, unless the Plan specifically provides otherwise.  All Cash and other property held by Reorganized GBGH for distribution to Creditors shall be held in trust for the exclusive benefit of the Holders of Allowed Claims, shall not be commingled with the general assets of Reorganized GBGH, and shall not be subject to any claim by any Person or Entity except as provided under the Plan.

7.11         Direction to Parties

From and after the Effective Date, GBGH or Reorganized GBGH may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver, or to join in the execution or delivery, of any instrument required to effect a transfer of property required hereunder, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to section 1142(b) of the Bankruptcy Code.

7.12         Setoffs and Recoupments

GBGH or Reorganized GBGH may, to the extent permitted under applicable law, setoff or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that GBGH or Reorganized GBGH may hold against the Holder of such Allowed Claim; provided however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or a release by GBGH or Reorganized GBGH of any such claims, rights and Causes of Action that GBGH or Reorganized GBGH may possess against such Holder.

7.13         No Recourse

No Holder of any Disputed Claim that becomes an Allowed Claim in any applicable Class shall have recourse against the disbursing agent, GBGH, Reorganized GBGH, or any other Holder of an Allowed Claim or any of their respective professional consultants, advisors, officers, directors or members or their successors or assigns, or any of their respective property, if the Cash or New Membership Interests allocated to such Class and not previously distributed are insufficient to provide a distribution to such holder in the same proportion to that received by other Holders of Allowed Claims in such Class.  However, nothing herein shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code.

7.14         Fractional Shares of the New Membership Interests

No fractional shares of the New Membership Interests shall be distributed hereunder.  Each Person or Entity entitled to receive New Membership Interests shall receive the total number of whole shares of such interests to which such Person or Entity is entitled.  Whenever any distribution to a particular Person or Entity would otherwise call for distribution of a fraction of a share of New Membership Interests, Reorganized GBGH shall allocate separately one whole share to such Person or Entity in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated.  Upon the allocation of a whole share to a Person or an Entity in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled.  If two or more Persons or Entities are entitled to equal fractional entitlements and the number of Persons or Entities exceeds the number of whole shares which remain to be allocated, Reorganized GBGH shall allocate the remaining whole shares by random lot or such other impartial method as Reorganized GBGH deems fair.  Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

7.15         Fractional Number of Warrants

No fractional number of the Warrants shall be distributed under the Plan.  Each Person or Entity entitled to receive Warrants shall receive the total number of whole warrants to which such Person or Entity is entitled.  Whenever any distribution to a particular Person or Entity would otherwise call for distribution of a fractional number of Warrants, shall allocate separately one whole warrant to such Person or Entity in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole warrants have been allocated.  Upon the allocation of a whole Warrant to a Person or an Entity in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled.  If two or more Persons or Entities are entitled to equal fractional entitlements and the number of Persons or Entities exceeds the number of whole Warrants which remain to be allocated, Reorganized GBGH shall allocate the remaining whole Warrants by random lot or such other impartial method as Reorganized GBGH deems fair.  Upon the allocation of all of the whole Warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

7.16         Manner of Payment Under Plan of Reorganization

At the option of Reorganized GBGH, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

7.17         No Distribution in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of any such Claim any distribution in excess of the Allowed amount of such Claim.

ARTICLE VIII
CONDITIONS PRECEDENT TO
CONFIRMATION AND EFFECTIVE DATE OF THE PLAN

8.1           Conditions Precedent to Confirmation

It shall be a condition to Confirmation of the Plan that all provisions, terms and conditions of  the Plan shall have been approved in the Confirmation Order or waived pursuant to the provisions of section 8.3.

8.2           Conditions Precedent to the Effective Date

It shall be a condition to the occurrence of the Effective Date that:

(a)  the Confirmation Order shall have been approved by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court, shall not have been modified without the consent of GBGH and the Majority Holders of Allowed First Lien Secured Lenders, shall not be subject to a pending motion brought pursuant to section 1144 of the Bankruptcy Code and shall have become a Final Order;

(b)  there shall not be in effect any order, law or regulation staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Plan; and

(c)  the Requisite Lenders shall be satisfied that each of the conditions precedent to effectiveness of the New First Lien Credit Facility and the New Second Lien Credit Facility, in each case as set forth in the relevant loan documents for each such facility, have been satisfied; and

(d)  each of the representations and warranties set forth in each of the Exit Credit Facilities Agreements shall be true and correct as of the Effective Date and the Requisite Lenders shall have received a certificate from an authorized officer of each of Reorganized GBGH and each other relevant credit party under the Exit Credit Facilities to that effect; and

(e)  all other actions and documents necessary to implement the provisions of the Plan on the Effective Date shall have been, respectively, effected or duly executed and delivered.

8.3           Waiver of Conditions

GBGH, with the consent of the Majority Holders of Allowed First Lien Secured Claims, may waive any of the conditions precedent to Confirmation of the Plan set forth in section 8.1 and the conditions precedent to occurrence of the Effective Date set forth in section 8.2, at any time, without notice, without leave or an order of the Bankruptcy Court, and without any formal action other than a proceeding to confirm and/or consummate the Plan.

8.4           Effect of Non-Occurrence of Conditions Precedent to the Effective Date

If the conditions precedent to occurrence of the Effective Date have not been satisfied or waived in accordance with this Article VIII on or before the first Business Day that is more than sixty (60) days after the Confirmation Date or by such later date as is approved by the Bankruptcy Court after notice and a hearing, then on a motion by GBGH made prior to the time that all of the conditions precedent have been satisfied or waived, the Bankruptcy Court may vacate the Confirmation Order and the Confirmation Order shall be of no force and effect.  Notwithstanding the foregoing, the Confirmation Order shall not be vacated if all of the conditions to the occurrence of the Effective Date set forth in this Article VIII are either satisfied or waived, in accordance with the terms hereof, prior to the entry by the Bankruptcy Court of an order granting the relief requested in such motion.

If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:  (a) constitute a waiver or a release of any Claims by or against GBGH or any Interests in GBGH; (b) prejudice in any manner the rights of GBGH; or (c) constitute an admission, an acknowledgement, an offer or an undertaking by GBGH in any respect.

ARTICLE IX
EFFECT OF CONFIRMATION

9.1           Continued Corporate Existence and Vesting of Assets in Reorganized GBGH

Reorganized GBGH shall continue to exist after the Effective Date with all the powers of a limited liability company under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware law; provided, however, that such an alteration or termination of the existence of Reorganized GBGH shall not affect its obligation to maintain D&O Insurance.  Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Estate of GBGH, and any property acquired by GBGH or Reorganized GBGH under the Plan, shall vest in Reorganized GBGH, in accordance with section 1141(b) and (c) of the Bankruptcy Code, free and clear of all Claims, Liens, charges or other encumbrances and Interests.  On and after the Effective Date, Reorganized GBGH may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, without supervision or approval of the Bankruptcy Court, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions, if any, expressly imposed by the Plan and the Confirmation Order.  Without limiting the generality of the foregoing, all rights, privileges, entitlements, authorizations, grants, permits, licenses, easements, franchises and other similar items which constitute part of, or are necessary or useful in the operation of, the property of the Estate or the business of Reorganized GBGH, whether in the United States or elsewhere, shall vest in Reorganized GBGH on the Effective Date, and shall thereafter be exercisable and useable by Reorganized GBGH to the same and fullest extent they have been exercisable and useable by GBGH before the Petition Date.

9.2           Discharge of Claims Against GBGH and Cancellation of Interests in GBGH

Except as otherwise provided herein or in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (a) the rights afforded in the Plan, and the treatment of all Claims and Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred on such Claims from and after the Petition Date, against GBGH, Reorganized GBGH, or any of their bankruptcy estates, assets or properties, (b) on the Effective Date, all such Claims against, and Interests in, GBGH shall be satisfied, discharged and released in full, and (c) all Entities and Persons shall be precluded from asserting against Reorganized GBGH, its successors or its assets or properties any other or further Claims or Interests based upon any act of omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.  For purposes of clarity, all Disputed Claims shall be determined, resolved or adjudicated in accordance with the terms of Article VII hereof.  On the Effective Date, the Interests in GBGH shall be deemed extinguished, cancelled and of no further force or effect without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action on the part of the Bankruptcy Court or Reorganized GBGH.

9.3           Binding Effect

On and after the Confirmation Date, and subject to the Effective Date, the provisions of the Plan shall bind any Holder of a Claim against, or Interests in, GBGH and their respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder has accepted the Plan.

ARTICLE X
RELEASES, EXCULPATION AND INJUNCTION
AGAINST INTERFERENCE WITH THE PLAN

10.1         Subordination

The subordination and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan.  The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Entities and Persons from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Article X.

10.2         Releases

In consideration of the contributions of certain parties to the Chapter 11 Case, the Plan provides for certain waivers, exculpations, releases and injunctions.

(a)  Releases by GBGH and Reorganized GBGH.  As of the Effective Date, for good and valuable consideration including but not limited to the service of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, and the Prepetition Lenders, to facilitate the expeditious reorganization of GBGH and the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, GBGH and Reorganized GBGH hereby release:

(i)           all D&O Released Parties and their respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity;

(ii)           the First Lien Administrative Agent, the Second Lien Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, the Prepetition Lenders and each of the foregoing Entities’ or Persons’ respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity; and

(iii)          the property of each of the foregoing Entities and Persons,

from any and all Claims and from any and all Causes of Actions that GBGH or Reorganized GBGH would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity or Person, based in whole or in part upon any act of omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date for Claims or liabilities in connection with or related to (i) GBGH, Reorganized GBGH or their respective subsidiaries, (ii) the Chapter 11 Case and (iii) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that there shall be no such release on account of Claims or liabilities (x) in respect of any loan, advance or similar payment by GBGH or their subsidiaries to any such Entity or Person; or (y) in respect of any contractual obligation owed by such Entity or Person to GBGH or its subsidiaries; provided, further, that the foregoing provisions of this Section 10.2 shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

(b)  Releases by Holders of Claims.  On and after the Effective Date, each Holder of a Claim who has voted to accept the Plan and to accept the release set forth in this section 10.2(b) shall be deemed to have released unconditionally GBGH, Reorganized GBGH and their respective subsidiaries, the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective officers, directors, employees, partners, members, attorneys, financial advisors, accountants, investment bankers, agents, representatives and professionals, each in such capacity, and the property of each of the foregoing Entities or Persons, from any and all Claims or Causes of Action based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to or pertaining to (i) GBGH, Reorganized GBGH or their respective subsidiaries, (ii) the Chapter 11 Case and (iii) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that the foregoing provisions of this section 10.2(b) shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

10.3         Preservation of Causes of Action

Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized GBGH shall retain and may exclusively enforce any Claims, rights and Causes of Action that GBGH or the GBGH Estate may hold against any Person or Entity.  Reorganized GBGH may pursue such retained claims, rights or Causes of Action, as appropriate, in accordance with the best interests of Reorganized GBGH.

10.4         Exculpation

GBGH, Reorganized GBGH, each of their respective subsidiaries, the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons), and the property of each of the foregoing Entities or Persons, shall have no liability to any Entity or Person, whether arising under contract, tort, federal or state securities laws, whether known or unknown, foreseen or unforeseen, existing or arising in the future, for any pre-petition or post-petition act or omission in connection with, or arising out of, the Disclosure Statement, the Plan or any Plan Document, including any Bankruptcy Court orders related thereto, the solicitation of votes for and the pursuit of Confirmation of the Plan, the Effective Date of the Plan, or the administration of the Plan or the property to be distributed under the Plan and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that the foregoing provisions of this section 10.4 shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined by a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct (the acts or omissions entitled to exculpation pursuant to this section 10.4, the “Exculpated Acts”).

Reorganized GBGH shall, from and after the Effective Date, indemnify, hold harmless and reimburse (on an as-incurred basis) each of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons) (collectively, the foregoing Entities and Persons are the “Indemnified Persons”), and the property of each of the Indemnified Persons, from, against and for any and all losses, Claims, damages, liabilities, costs and/or expenses (collectively, the “Damages”) arising from, related to or that are in any manner connected with any Exculpated Act, including without limitation, any Damages arising or resulting from or that are in any manner connected with (i) any cause of action, suit, investigation or any other proceeding and (ii) the defense of any Indemnified Person (or the involvement or participation of any Indemnified Person) in any cause of action, suit, investigation or any other proceeding.

10.5         Injunction

Except as otherwise provided herein or in the Confirmation Order, and in addition to the injunction provided under sections 524(a) and 1141 of the Bankruptcy Code, the Confirmation Order shall provide that, on and after the Effective Date, all Persons and Entities who have held, currently hold or may hold a Claim against GBGH or an Interest in GBGH (whether directly or indirectly and whether as a beneficial holder of such Claim or Interest or as a holder of record of such Claim or Interest or otherwise) that is discharged under the Plan are permanently enjoined, on and after the Confirmation Date and subject to the occurrence of the Effective Date, from taking any of the following actions on account of any such Claim or Interest:  (a) commencing or continuing in any manner (including by directly or indirectly assisting or facilitating the commencement or continuation of) any action or other proceeding of any kind with respect to any such Claim or Interest, against GBGH, Reorganized GBGH, or their respective properties; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against GBGH, Reorganized GBGH or their respective properties on account of any such Claim or Interest; (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against GBGH, Reorganized GBGH, or their respective properties or interests in their respective properties on account of any such Claim or Interest; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due from GBGH, Reorganized GBGH, or against the properties or interests in the property of GBGH or Reorganized GBGH on account of any such Claim or Interest; (e) authenticating, delivering or facilitating the delivery of any certificate; and (f) commencing, continuing or in any manner taking part or participating in any action, proceeding or event (whether directly or indirectly) that would be in contravention of the terms, conditions and intent of the Plan, including the releases and exculpations provided in sections 10.2 and 10.4 hereof; provided, however, that nothing contained herein shall preclude any such Person or Entity from exercising their rights pursuant to and consistent with the terms hereof and the contracts, instruments, releases, indentures and other agreements and documents delivered under or in connection with the Plan.

For purposes of clarity, all Disputed Claims shall be determined, resolved or adjudicated in accordance with the terms of Article VII hereto.  The foregoing injunction shall extend to the benefit of the successors of GBGH (including without limitation Reorganized GBGH) and the Entities and Persons entitled to the benefit of the releases and exculpations provided in sections 10.2 and 10.4 hereof, and their respective properties and interests in properties.  Any Person or Entity injured by any willful violation of such injunction may recover actual damages, including attorneys’ fees and costs, and, in appropriate circumstances, may recover punitive damages from the willful violator.

All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms, or as provided in the Bankruptcy Code.

10.6         No Waiver of Discharge

Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of the Plan pursuant to section 1141 of the Bankruptcy Code.

ARTICLE XI
RETENTION OF JURISDICTION

11.1         General Scope of Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Plan, the Confirmation Order and the Chapter 11 Case to the fullest extent permitted by law, including without limitation such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out.

11.2         Claims and Actions

The Bankruptcy Court shall retain jurisdiction (a) to classify, resolve objections to, determine the allowance or disallowance, or estimate pursuant to section 502(c) of the Bankruptcy Code all Claims against, and Interests in, GBGH and (b) to adjudicate and enforce all Causes of Action owned by GBGH or Reorganized GBGH.

11.3         Specific Jurisdiction

Without in any way limiting the scope of the Bankruptcy Court’s retention of jurisdiction over the Chapter 11 Case as otherwise set forth in the Plan, the Bankruptcy Court shall retain jurisdiction for the following specific purposes:

(a)  to hear and determine any applications or motions pending on the Effective Date for the rejection, assumption or assumption and assignment of any executory contract and to hear and determine, if need be, the allowance of Claims resulting therefrom;

(b)  to hear and determine any motion, adversary proceeding, application, contested matter, and other litigated matter arising in or related to the Chapter 11 Case pending on or commenced after the Confirmation Date;

(c)  to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d)  to hear and determine objections to Claims, including ruling on any motion filed pursuant to Article VII hereof;

(e)  to allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

(f)  to enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(g)  to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(h)  to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)  to hear and determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

(j)  to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(k)  to take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or maintain the integrity of the Plan following consummation of the Plan;

(l)  to hear and determine other matters and for such other purposes as may be provided in the Confirmation Order;

(m)  to hear and determine all matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code Filed, or to be Filed, with respect to tax returns for any and all applicable periods);

(n)  to issue such orders in aid of execution of the Plan as may be authorized by section 1142 of the Bankruptcy Code;

(o)  to adjudicate all claims or controversies to a security or ownership interest in GBGH’s Assets or in any proceeds thereof;

(p)  to resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X hereof and to enter such orders as may be necessary or appropriate to implement such releases, injunctions and other provisions;

(q)  to consider and act on the compromise and settlement of any Claim against or cause of action by or against GBGH arising under or in connection with the Plan;

(r)  to determine such other matters or proceedings as may be provided for under the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan or in any order or orders of the Bankruptcy Court, including but not limited to the Confirmation Order or any order which may arise in connection with the Plan or the Confirmation Order;

(s)  to make such orders as are necessary or appropriate to carry out the provisions of the Plan;

(t)  to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code;

(u)  to recover all assets of GBGH and property of the GBGH Estate, wherever located; and

(v)  to enter a Final Decree closing the Chapter 11 Case.

11.4         Failure of Bankruptcy Court to Exercise Jurisdiction

If the Bankruptcy Court abstains from exercising, declines to exercise, or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Case, including the matters set forth in this Article XI, this Article XI shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1         Revocation and Withdrawal of the Plan

GBGH reserves the right to revoke or withdraw the Plan at any time before entry of the Confirmation Order.  If GBGH revokes or withdraws the Plan prior to the Confirmation Hearing, or if Confirmation of the Plan or the Effective Date does not occur, then the Plan shall be deemed to be null and void as to the GBGH Estate.  In such event, nothing contained in the Plan or in any document relating to the Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against GBGH or any Person or any Entity or to prejudice in any manner the rights of GBGH or any Person or any Entity in any proceeding involving GBGH.

12.2         Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, notwithstanding any conflicts of law principles, rules or laws to the contrary.

12.3         Payment of Statutory Fees

On the Effective Date, and thereafter, as may be required until the entry of a Final Decree, Reorganized GBGH shall pay all fees payable pursuant to section 1930 of Title 28 of the United States Code.

12.4         Substantial Consummation

On the Effective Date, the Plan shall be deemed substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.5         Amendments

The Plan may be amended, modified, or supplemented by GBGH or Reorganized GBGH in the manner provided in section 1127 of the Bankruptcy Code or as otherwise permitted under applicable law without additional disclosure pursuant to section 1125 of the Bankruptcy Code.  In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of Holders of Claims or Interests under the Plan, GBGH or Reorganized GBGH may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

12.6         Term of Injunctions or Stays

Unless otherwise provided in accordance with the Plan or an applicable order of the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the Effective Date.

12.7         Section 1145 Exemption

Pursuant to section 1145(a) of the Bankruptcy Code, neither section 5 of the Securities Act of 1933 nor any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, shall apply with respect to any security being offered, sold or transferred under the Plan, including without limitation all of the New Membership Interests.

12.8         Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, neither (a) the issuance, transfer or exchange of any security under the Plan, including the issuance of the New Membership Interests nor (b) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan (including real and personal property) shall be subject to any stamp, real estate transfer, mortgage recording sales, use or similar tax.

12.9         Compliance with Tax Requirements

In connection with the Plan, to the extent required by law, GBGH, Reorganized GBGH or any agent thereof making disbursements in accordance with the Plan shall deduct any federal, state or local withholding taxes from the distributions and shall remit such taxes to the appropriate Governmental Unit on a timely basis.  All Holders of Allowed Claims shall be required to provide any information reasonably requested in writing to effect the withholding of such taxes, and GBGH, Reorganized GBGH or any disbursement agent thereof may withhold any distribution absent the provision of such information or further order of the Bankruptcy Court.  GBGH, Reorganized GBGH and or any agent thereof shall reasonably cooperate with Holders in demonstrating an exemption from any applicable withholding taxes.  If the Holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirement of any Governmental Unit within sixty (60) days after the date of the first written notification by GBGH, Reorganized GBGH or any disbursement agent to the Holder of the Claim of the need for such information, then such Holder’s distribution shall be treated as an unclaimed distribution in accordance with section 7.4(c) hereof.

12.10       Further Actions

Each of GBGH and Reorganized GBGH shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

12.11       Further Assurances

GBGH, Reorganized GBGH and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.12       Severability of Plan Provisions

If, prior to entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of GBGH, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then shall be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms of the Plan shall remain in full force and effect and in no way shall be affected, impaired or invalidated by such holding, alternation or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.13       Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to GBGH or Reorganized GBGH shall be sent by first class mail, postage prepaid or reliable overnight courier (e.g. Federal Express) to each of the following:

GBGH:	GBGH, LLC
40 Tower Lane
Avon, Connecticut 06001
Attn: Richard Augustine

-with copies to-

Hunton & Williams LLP
200 Park Avenue
New York, New York 10166
Attn: Peter S. Partee, Esq.
Scott H. Bernstein, Esq.

-and-

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Attn: Michael G. Wilson, Esq.

The United States Trustee:	Office of the United States Trustee for the
Southern District of New York
33 Whitehall Street
New York, New York 10004
Attn: Richard C. Morrissey, Esq.

12.14       Notice of Effective Date

No later than five (5) calendar days after the Effective Date, Reorganized GBGH shall File a notice of the occurrence of the Effective Date and mail such a notice via first class mail, postage prepaid, to all parties required to receive notice pursuant to Bankruptcy Rule 2002 in the Chapter 11 Case.

12.15       Conflicts

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

12.16       Filing of Additional Documents

On or before the Effective Date, GBGH or Reorganized GBGH may File such agreements and documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

[Remainder of Page Intentionally Blank]

ARTICLE XIII
REQUEST FOR CONFIRMATION

GBGH hereby respectfully requests confirmation of the Plan under sections 1129(a) and 1129(b) of the Bankruptcy Code.

GBGH, LLC

By:	/s/ Richard Augustine
Name:	Richard Augustine
Title:	President

EXHIBIT A

Exit Credit Facilities Term Sheet

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
U.S. ENERGY SYSTEMS, INC., et al.,	)	Case No. 08-10054 (RDD)
)
Debtors.[1]	)	(Jointly Administered)
)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING THE
MODIFIED SECOND AMENDED PLAN OF REORGANIZATION OF GBGH, LLC

I.       RECITALS

A.           On January 9, 2008 (the “Petition Date”), GBGH, LLC (“GBGH”), a debtor and debtor-in-possession in the above-captioned cases, commenced its chapter 11 case (the “Chapter 11 Case”) in good faith by filing a voluntary petition in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”).  GBGH has continued to operate its business and manage its properties as a debtor-in-possession pursuant to Bankruptcy Code sections 1107(a) and 1108.  No official committee of unsecured creditors, trustee or examiner has been appointed in the Chapter 11 Case.

B.           On May 1, 2009, GBGH filed the Disclosure Statement with Respect to the Modified Second Amended Plan of Reorganization of GBGH, LLC [Docket No. 535] (as amended, the “Disclosure Statement”) and the Modified Second Amended Plan of Reorganization of GBGH, LLC [Docket No. 535] (as modified or amended in accordance with the terms of this Confirmation Order (as defined below) or such other final order of this Court duly approved and entered, the “Plan”).2

[1]
The other Debtors are U.S. Energy Overseas Investments, LLC, GBGH, LLC, U.S. Energy Biogas Corp., Biogas Financial Corp., Power Generation (Suffolk), Inc., Resources Generating Systems, Inc., Suffolk Biogas, Inc., USEB Assignee, LLC, ZFC Energy, Inc., ZMG Inc., and Oceanside Energy, Inc.

[2]	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

C.           On May 1, 2009, after due notice and a hearing held on April 30, 2009, this Court entered an order [Docket No. 538] (the “Disclosure Statement Approval Order”) that, among other things, (i) approved the Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical member of the relevant classes under the Plan to make an informed judgment whether to accept or reject the Plan, (ii) fixed a voting record date, (iii) approved solicitation packages (the “Solicitation Packages”) and procedures for distribution thereof, (iv) approved the forms of ballots (the “Ballots”) and established procedures for voting on the Plan, (v) scheduled a hearing for May 26, 2009 at 10:00 a.m. (prevailing Eastern Time) to consider confirmation of the Plan (the “Confirmation Hearing”) and (vi) established notice and objection procedures in respect of confirmation of the Plan, including a form of confirmation hearing notice (the “Confirmation Hearing Notice”).

D.           On May 14, 2009, in accordance with the terms of the Plan, GBGH filed a plan supplement [Docket No. 561] (the “Initial Plan Supplement”).

E.           On May 15, 2009, GBGH filed a supplement to the plan supplement [Docket No. 563] (the “Supplement” and together with the Initial Plan Supplement, the “Plan Supplement”).

2

F.           The Disclosure Statement Approval Order established, among other things, (i) April 30, 2009 as the record date (the “Voting Record Date”) for determining which creditors were entitled to vote to accept or reject the Plan and (ii) 5:00 p.m. (prevailing Eastern Time) on May 20, 2009 as the voting deadline to return completed Ballots to GBGH (the “Voting Deadline”).  On the afternoon of May 20, 2009, subject to this Court’s approval at the Confirmation Hearing, the Voting Deadline was extended to May 21, 2009 at 5:00 p.m. (the “Extended Voting Deadline”) for the following Holders of Allowed First Lien Secured Claims:  Black Diamond Offshore LTD, Credit Suisse, Double Black Diamond Offshore LDC, Grand Central Asset Trust, HLD Series, Highland Credit Opportunities CDO, LTD, Highland Credit Strategies Fund, Highland Floating Rate, LLC, Highland Floating Rate Advantage Fund, and Pioneer Floating Rate Trust.  No other parties entitled to vote requested an extension.

G.           On May 21, 2009, GBGH filed the Declaration of Daniel C. McElhinney of Epiq Bankruptcy Solutions, LLC with Respect to the Methodology for the Tabulation of and Results of Solicitation of Certain Classes on Modified Second Amended Plan of Reorganization of GBGH, LLC (the “McElhinney Declaration”) [Docket No. 575], regarding the methodology for the tabulation and the results of the voting with respect to the Classes of Impaired Claims entitled to vote to accept or reject the Plan.  As evidenced by the McElhinney Declaration, Ballots were tabulated in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Approval Order.

H.           The Disclosure Statement Approval Order established 5:00 p.m. (prevailing Eastern Time) on May 20, 2009 as the deadline to file and serve objections to confirmation of the Plan.  No objections to confirmation of the Plan were filed.

I.           On May 21, 2009, GBGH filed the (i) Memorandum of Law In Support of Confirmation of the Modified Second Amended Plan of Reorganization of GBGH, LLC [Docket No. 577] (the “Memo of Law”), (ii) Declaration of Richard J. Augustine in Support of Confirmation of the Modified Second Amended Plan of Reorganization of GBGH, LLC [Docket No. 574] (the “Augustine Declaration”), (iii) Declaration of Thomas C. Carlson in Support of Confirmation of the Modified Second Amended Plan of Reorganization [Docket No. 566] (the “Carlson Declaration”), and (iv) Declaration of Scott H. Bernstein Certifying the Results of Voting on the Modified Second Amended Plan of Reorganization of GBGH, LLC [Docket No. 576] (the “Vote Certification,” and together with the Memo of Law, the Augustine Declaration, the Carlson Declaration, and the McElhinney Declaration, the “Confirmation Papers”).

3

J.           The Confirmation Hearing was held before this Court on May 26, 2009.

NOW, THEREFORE, this Court having reviewed and considered the Disclosure Statement, the Plan, the Plan Supplement and the documents contained therein, and the Confirmation Papers; and this Court having heard statements of counsel in support of confirmation of the Plan at the Confirmation Hearing; and upon the record of the Confirmation Hearing; and this Court having taken judicial notice of the papers and pleadings on file in the Chapter 11 Case; and it appearing to this Court that (i) notice of the Confirmation Hearing was adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby and hereby and (ii) the legal and factual bases set forth in the Confirmation Papers and presented at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, this Court hereby makes and issues the following findings of fact and conclusions of law and order (this “Confirmation Order”):3

II.    FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.           Jurisdiction, Venue and Other Matters.

1.           Incorporation of the Recitals.  Each of the Recitals is incorporated herein as a Finding of Fact.

[3]`
This Confirmation Order constitutes this Court’s findings of fact and conclusions of law under Federal Rule of Civil Procedure 52, as made applicable herein by Bankruptcy Rules 7052 and 9014.  Any and all findings of fact shall constitute findings of fact even if stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if stated as findings of fact.

4

2.           Exclusive Jurisdiction; Venue; Core Proceeding.   This Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. § 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York dated July 10, 1984 (Ward, Acting C.J.).  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.  Venue in the Southern District of New York was proper on the Petition Date and continues to be proper pursuant to 28 U.S.C. §§ 1408 and 1409.

3.           Judicial Notice.  This Court takes judicial notice of the docket in the Debtors’ chapter 11 cases maintained by the Clerk of the Bankruptcy Court, including without limitation all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, or adduced at the hearings held before this Court during the pendency of the Debtors’ chapter 11 cases.

4.           Burden of Proof.  GBGH, as proponent of the Plan, has met the burden of proving the elements of subsections (a) and (b) of section 1129 of the Bankruptcy Code by a preponderance of the evidence.

5.           Transmittal of Solicitation Packages.  The Solicitation Packages were transmitted and served in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, as amended and promulgated under 28 U.S.C. § 2075, and the Local Rules of the Bankruptcy Court, as the same may be applicable (collectively, the “Bankruptcy Rules”) and the Disclosure Statement Approval Order as evidenced by the Affidavit of Service, dated May 1, 2009 [Docket No. 539] and the Affidavit of Service, dated May 14, 2009 [Docket No. 562] (collectively, the “Solicitation Affidavits”).  Such transmittal and service of the Solicitation Packages was adequate and sufficient.

5

6.           Notice of the Confirmation Hearing.  As evidenced by Solicitation Affidavits, notice of the Confirmation Hearing was mailed to Holders of Claims against GBGH, Holders of Interests in GBGH and other parties in interest.  As evidenced by the Affidavit of Publication filed with this Court on May 12, 2009 [Docket No. 558] (the “Publication Affidavit”), the Confirmation Hearing Notice was published in the national edition of The Wall Street Journal on May 8, 2009.  Accordingly, adequate and sufficient notice of the Confirmation Hearing was given in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Approval Order, and no other or further notice was, is or shall be required.

7.           Votes on the Plan.   Votes for acceptance or rejection of the Plan were solicited in good faith and such solicitation complied with sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code, and the Disclosure Statement Approval Order.  As evidenced by the McElhinney Declaration, Ballots were tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Approval Order.  The Extended Voting Deadline is approved.

8.           Elimination of Classes.  Since Classes 3, 4 and 5 were not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, or a Claim temporarily allowed under Bankruptcy Rule 3018 for voting purposes only, Classes 3, 4 and 5 are deemed deleted from the Plan for the purposes of (i) voting on the acceptance or rejection of the Plan, and (ii) determining acceptance or rejection of the Plan by such Classes under section 1129(a)(8) of the Bankruptcy Code.

6

B.           Compliance with the Applicable Requirements of the Bankruptcy Code.

9.           Plan Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a)
Proper Classification of Claims and Interests (11 U.S.C. §§  1122 and 1123(a)(1)).  In addition to Administrative Claims and Priority Tax Claims, which need not be classified, the Plan designates five Classes of Claims and one Class of Interests. See Plan at section 4.1.  The Claims or Interests placed in each Class are substantially similar to the other Claims or Interests, as the case may be, in such Class.  Valid factual and legal reasons exist for separately classifying the various categories of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate against Holders of Claims or Interests.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)
Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Article IV of the Plan specifies that each of Class 3 and Class 4 is Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)
Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Article IV of the Plan specifies each of Class 1, Class 2, Class 5 and Class 6 as Impaired and specifies the treatment of Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)
Equal Treatment within Classes (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by GBGH for each Claim or Interest in a particular Class unless the Holder of a particular Claim or Interest in such Class has agreed to less favorable treatment of its Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)
Implementation of Plan (11 U.S.C. § 1123(a)(5)).  The Plan and Plan Supplement provide adequate and proper means for implementation of the Plan, including but not limited to (i) entry into the Exit Credit Facilities Agreements and the issuance of new indebtedness thereunder, (ii) the issuance of the New Membership Interests and Warrants, (iii) the adoption of the Reorganized GBGH Operating Agreement, and (iv) cancellation of GBGH’s existing Interests, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

7

(f)
Provisions in Reorganized GBGH Operating Agreement; Prohibition on Issuance of Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)).  The Reorganized GBGH Operating Agreement will, among other things, authorize Reorganized GBGH to issue:  (i) units each representing a fractional part of the New Membership Interests of all of the holders of such units; and (ii) additional units upon the exercise of the Warrants.  The Reorganized GBGH Operating Agreement will also set forth the rights, powers and duties relating to such units authorized for issuance thereunder and will prohibit the issuance of nonvoting equity securities.  Following the Effective Date, Reorganized GBGH may amend and restate the Reorganized GBGH Operating Agreement and other constituent documents as permitted by applicable law.  Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

(g)
Selection of the Initial Reorganized GBGH Board of Managers and the Initial Officers of Reorganized GBGH (11 U.S.C. § 1123(a)(7)).  Section 6.5(c) of the Plan provides, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, that the initial Reorganized GBGH Board of Managers shall consist of the individuals identified in the Plan Supplement and that the initial officers of Reorganized GBGH shall be the officers of GBGH immediately prior to the Effective Date.  The Reorganized GBGH Operating Agreement will provide for the resignation and removal of any Person on such initial Reorganized GBGH Board of Managers and the appointment of new or additional managers.  The Reorganized GBGH Operating Agreement will also provide for resignation, removal and appointment of officers.  The provisions of the Plan for the selection of managers and officers are consistent with the interests of creditors and members and with public policy as to the manner and selection of any officer, director or trustee and successor thereto.  Thus, the Plan satisfies section 1123(a)(7) of the Bankruptcy Code.

(h)	Future Income (11 U.S.C. § 1123(a)(8)). Section 1123(a)(8) of the Bankruptcy Code is not applicable because GBGH is a limited liability company.

10.          GBGH’s Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  GBGH has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.  Specifically, (a) GBGH is a proper debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code, (b) GBGH has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of this Court, and (c) as stated above GBGH has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules and the Disclosure Statement Approval Order in transmitting the Solicitation Packages and in soliciting and tabulating votes on the Plan.

8

11.          GBGH’s Compliance with Bankruptcy Rule 3016.  The Plan is dated and identifies the entity submitting it, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement with the Clerk of the Court satisfies Bankruptcy Rule 3016(b).

12.          GBGH’s Compliance with Bankruptcy Rule 3017.  GBGH has given notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d) and the Disclosure Statement Approval Order.  The transmittal and service of the Solicitation Packages was (i) in compliance with the Disclosure Statement Approval Order and (ii) sufficient under the Bankruptcy Rules and the circumstances surrounding the Chapter 11 Case.

13.          GBGH’s Compliance with Bankruptcy Rule 3018.  The solicitation of votes to accept or reject the Plan solely from Holders of Allowed Claims in Classes entitled to vote to accept or reject the Plan as of the Voting Record Date satisfies Bankruptcy Rule 3018.  Votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Approval Order.

14.          GBGH Proposed the Plan in Good Faith (11 U.S.C. § 1129(a)(3)).  GBGH has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Case and the formulation of the Plan.  The Chapter 11 Case was filed and the Plan was proposed with the legitimate and honest purpose of recapitalizing GBGH, restructuring GBGH’s debts, and expeditiously making distributions to GBGH’s creditors in accordance with the distribution priorities of the Bankruptcy Code.  GBGH, the Prepetition Lenders and their respective agents, accountants, business consultants, representatives, attorneys and advisors, through their participation in arm’s-length negotiations and preparation of the Plan and related documents, including the Disclosure Statement and documents contained in the Plan Supplement, have participated in the Chapter 11 Case in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

9

15.          Bankruptcy Court Approval of Certain Payments as Reasonable (11 U.S.C. § 1129(a)(4)).  The Plan complies with section 1129(a)(4) of the Bankruptcy Code because any payment made or to be made by GBGH for services or goods in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by Court or is subject to the approval of this Court as reasonable.

16.          Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy (11 U.S.C. § 1129(a)(5)).  GBGH has complied with section 1129(a)(5) of the Bankruptcy Code because its has disclosed the identity and affiliations of the individuals proposed to serve, after confirmation of the Plan and the occurrence of the Effective Date, as the members of the initial Reorganized GBGH Board of Managers and as the initial officers of Reorganized GBGH.  The service of these individuals is consistent with the interests of creditors and with public policy.  GBGH has disclosed that there are no current insiders that will be employed or retained by Reorganized GBGH other than Richard J. Augustine (the current President of GBGH) who will serve as an initial officer (President) of Reorganized GBGH and will be retained by Reorganized GBGH in his capacity as an employee of Biogas Energy Solutions, LLC (“BES”) pursuant to the Services Agreement dated March 27, 2009 (the “BES Services Agreement”) approved by this Court by Order dated May 5, 2009 [Docket No. 542].  The nature of BES’s compensation for Mr. Augustine’s services is set forth in the BES Services Agreement, previously filed with this Court [Docket No. 502].

10

17.           Government Regulatory Control over Rate Changes (11 U.S.C. § 1129(a)(6)).  Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any changes in rates over which a governmental regulatory commission has jurisdiction.

18.           Best Interests of Creditors Test (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis contained in the Disclosure Statement and any other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been successfully challenged or controverted by other evidence, (iii) establish that each Holder of a Claim or Interest in an Impaired Class either (x) has accepted the Plan or (y) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would have received if GBGH were liquidated under chapter 7 of the Bankruptcy Code.

19.           Acceptance or Rejection by Certain Classes (11 U.S.C. § 1129(a)(8)).  As set forth in the Vote Certification, the percentage of Holders of Claims in Classes entitled to vote on the Plan that voted to accept or reject the Plan are as follows:

	Percentage Accepting	Percentage Accepting
Impaired Class of Claims	(Dollar Amount)	(Number of Claims)

Class 1	84.6%	68.75%
Class 2	100%	100%

11

Accordingly, Classes 1 and 2 have accepted the Plan pursuant to section 1126(c) of the Bankruptcy Code.  Holders of Interests in Class 6, however, are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  The Plan, therefore, does not comply with Bankruptcy Code section 1129(a)(8) of the Bankruptcy Code with respect to Class 6.  Notwithstanding the lack of compliance with Class 6, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such Class, as set forth in paragraph 30 below.

20.           Treatment of Claims Entitled to Priority (11 U.S.C. § 1129(a)(9)).  The Plan complies with section 1129(a)(9) of the Bankruptcy Code because it provides for treatment of Administrative Claims, Priority Tax Claims, and Claims entitled to priority pursuant to section 507 of the Bankruptcy Code in the manner required by section 1129(a)(9) of the Bankruptcy Code.

21.           Acceptance of at Least One Impaired Class (11 U.S.C. § 1129(a)(10)).  As set forth in the Vote Certification, each of Classes 1 and 2 have voted to accept the Plan and have accepted the Plan in requisite numbers and amounts without the need to include any acceptance of the Plan by any insider.  Thus, the Plan satisfies section 1129(a)(10) of the Bankruptcy Code.

22.           Feasibility of the Plan (11 U.S.C. § 1129(a)(11)).  The Plan satisfies section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by liquidation or need for further financial reorganization of Reorganized GBGH.  The record of the Chapter 11 Case, including the financial projections annexed as Exhibit C to the Disclosure Statement, supports the conclusion that existing cash balances and projected revenues will be sufficient to implement the Plan, meet the ongoing financial needs of Reorganized GBGH, and make all distributions contemplated by the Plan.   Accordingly, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.

12

23.           Payment of Bankruptcy Fees (11 U.S.C. § 1129(a)(12)).  In accordance with section 1129(a)(12) of the Bankruptcy Code, GBGH has paid, or will pay on or before the Effective Date, all fees payable under 28 U.S.C. § 1930.  GBGH shall file quarterly operating reports and pay all fees due and payable under 28 U.S.C. § 1930 until the closing of the Chapter 11 Case.

24.           Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  The evidence adduced or proffered at the Confirmation Hearing and as described in the Disclosure Statement established that GBGH is not obligated now, nor will it become obligated in the future, to pay retiree benefits as described in section 1129(a)(13) of the Bankruptcy Code.  Thus, section 1129(a)(13) of the Bankruptcy Code is inapplicable to the Plan.

25.           Postpetition Domestic Support Obligations and Disposable Income (11 U.S.C. § 1129(a)(14) and (15)).  Sections 1129(a)(14) and (15) of the Bankruptcy Code impose certain requirements on individual chapter 11 debtors.  GBGH is a limited liability company.  Accordingly, sections 1129(a)(14) and (15) of the Bankruptcy Code are not implicated by the Plan.

26.           Transfers of Property by Nonprofit Entities (11 U.S.C. § 1129(a)(16)).  Section 1129(a)(16) of the Bankruptcy Code imposes certain requirements on corporations or trusts that are not a moneyed, business or commercial corporation.  GBGH is a moneyed, business or commercial corporation.  Accordingly, section 1129(a)(16) of the Bankruptcy Code is not implicated by the Plan.

27.           Satisfaction of Confirmation Requirements.  For all of the above reasons, the Plan satisfies the requirements for confirmation set forth in section 1129(a) of the Bankruptcy Code other than section (a)(8) with respect to Class 6.

13

28.           Principal Purpose (11 U.S.C. § 1129(d)).  The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of section 5 of the Securities Act of 1933 (the “Securities Act”), and no governmental unit has objected to confirmation of the Plan on any such grounds.  The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

29.           Good Faith Solicitation (11 U.S.C. § 1125(e)).  Based upon the record before the Court, GBGH and its agents, counsel and financial advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the releases and exculpatory and injunctive provisions set forth in Article X of the Plan.

30.           Confirmation of the Plan Over Nonacceptance of Impaired Classes (11 U.S.C. § 1129(b)).  As described in paragraphs 9 through 27 above, the Plan satisfies all of the applicable requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) with respect to Class 6.  Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding the fact that Class 6 has not voted to accept the Plan.  Each of Class 1 and 2, the only Impaired Classes other than Class 6, have voted to accept the Plan.  With respect to Class 6, Holders of Interests will receive or retain no property under the Plan and no more junior class will receive or retain property under the Plan.  The requirements of sections 1129(b)(2)(C) are satisfied with respect to Class 6, the Plan is fair and equitable with respect to such Class, and the Plan does not unfairly discriminate against such Class.  Accordingly, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code and shall be confirmed notwithstanding the requirements of section 1129(a)(8) of the Bankruptcy Code.

14

C.           Other Findings

31.           Modifications to the Plan.  Any and all modifications to the Plan set forth herein (the “Plan Modifications”) constitute technical or non-material changes that do not materially adversely affect or change the treatment of any Claims or Interests, and do not modify the Plan so that the Plan, as modified, fails to meet the requirements of section 1122 and 1123 of the Bankruptcy Code.  Because the Plan Modifications are technical or non-material changes that do not materially adversely affect the treatment of any Claims or Interests, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the solicitation of votes under section 1126 of the Bankruptcy Code.  The Plan Modifications are as follows:

a.             Section 6.5(b) of the Plan is replaced with the following:

Management Services Agreement.  Upon the Effective Date, the Management Services Agreement among Reorganized GBGH and Silver Point (the “Management Services Agreement”) shall become effective.  Pursuant to the Management Services Agreement, Silver Point and/or certain of its affiliates and their respective principals and employees (collectively, the “Advisor”) will provide to Reorganized GBGH and its subsidiaries management, consulting, financial advisory and strategic services as are reasonably requested from time to time by Reorganized GBGH (the “Management Services”), which services shall include rendering advice and assistance concerning any and all aspects of the operations, planning and financing of Reorganized GBGH and its subsidiaries and conducting relations on behalf of the Reorganized GBGH and its subsidiaries with accountants, financial advisors and other professionals.  The Management Services Agreement will provide for payment to the Advisor of an annual advisory fee equal to $1,000,000 and payable in equal quarterly installments, of which the first quarterly installment in the amount of $250,000 will be payable in cash and the remaining installments in the aggregate principal amount of $750,000 shall accrue (and not be paid in cash) (such amounts, the “Accrued Fees”) until the earlier to occur of (i) satisfaction in full of the obligations under the New Second Lien Credit Facilities and (ii) the termination of the Management Services Agreement plus interest equal to 8.0% per annum on the principal amount of the Accrued Fees.  It is possible that certain principals and employees of the Advisor providing the Management Services may from time to time also serve as members of the Reorganized GBGH Board of Managers or equivalent governing body of Reorganized GBGH or its subsidiaries.  In providing the Management Services, the Advisor and its principals and employees will be acting in separate capacities as advisors and not as members of the Reorganized GBGH Board of Managers or equivalent governing body of Reorganized GBGH and/or its subsidiaries.  The Management Services Agreement will contain customary provisions governing certain matters relating to conflict of interests and will provide for customary indemnification of the Advisor and its principals, officers, directors, employees and representatives.

b.           Section 6.5(c) of the Plan is replaced with the following:

15

Managers and Officers of Reorganized GBGH.  Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, and except as may otherwise be disclosed in the Disclosure Statement, on the Effective Date, the individuals who are identified in the Plan Supplement shall serve as the initial Reorganized GBGH Board of Managers.  The initial officers of Reorganized GBGH shall be the officers of GBGH immediately prior to the Effective Date. Pursuant to section 1129(a)(5) of the Bankruptcy Code, GBGH shall disclose in the Plan Supplement, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial Reorganized GBGH Board of Managers and, to the extent such Person is an insider, the nature of any compensation for such Person.  The classification and compensation of the Reorganized GBGH Board of Managers shall be consistent with the Reorganized GBGH Operating Agreement and any applicable state law.  After the Effective Date, the corporate governance and management of Reorganized GBGH shall be determined by the Reorganized GBGH Board of Managers in accordance with the Reorganized GBGH Operating Agreement and applicable non-bankruptcy law.

c.             Section 10.2(a) of the Plan is replaced with the following:

(a)           Releases by GBGH and Reorganized GBGH.  As of the Effective Date, for good and valuable consideration including but not limited to the service of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, and the Prepetition Lenders, to facilitate the expeditious reorganization of GBGH and the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, GBGH and Reorganized GBGH hereby release and discharge:

(i)           all D&O Released Parties and their respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity;

(ii)           the First Lien Administrative Agent, the Second Lien Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, the Prepetition Lenders and each of the foregoing Entities’ or Persons’ respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity; and

(iii)           the property of each of the foregoing Entities and Persons,

16

from any and all Claims and from any and all Causes of Actions that GBGH or Reorganized GBGH would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity or Person, based in whole or in part upon any act of omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date for Claims or liabilities in connection with or related to (i) GBGH, Reorganized GBGH or their respective subsidiaries, (ii) the Chapter 11 Case or (iii) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that there shall be no such release on account of Claims or liabilities (x) in respect of any loan, advance or similar payment by GBGH or their subsidiaries to any such Entity or Person; or (y) in respect of any contractual obligation owed by such Entity or Person to GBGH or its subsidiaries; provided, further, that the foregoing provisions of this Section 10.2 shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

d.             Section 10.2(b) of the Plan is replaced with the following:

Releases by Holders of Claims.  On and after the Effective Date,

(i)           any Person or Entity who held, holds, or may hold a Claim against, or an Interest in, GBGH, in consideration for the obligations of GBGH and Reorganized GBGH under and in connection with this Plan and the payments, distribution and other treatment, as applicable, afforded to the same hereunder, shall be deemed to have released unconditionally GBGH, Reorganized GBGH and their respective subsidiaries, and

(ii)           each Holder of a Claim who has voted to accept the Plan and to accept the release set forth in this section 10.2(b) shall be deemed to have released unconditionally the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective officers, directors, employees, partners, members, attorneys, financial advisors, accountants, investment bankers, agents, representatives and professionals, each in such capacity, and the property of each of the foregoing Entities or Persons, from any and all Claims or Causes of Action based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to or pertaining to  (x) GBGH, Reorganized GBGH or their respective subsidiaries, (y) the Chapter 11 Case or (z) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that the foregoing provisions of this section 10.2(b) shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

17

e.             The first paragraph of section 10.4 of the Plan is replaced with the following:

GBGH, Reorganized GBGH, each of their respective subsidiaries, the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons), and the property of each of the foregoing Entities or Persons, shall have no liability to any Entity or Person, whether arising under contract, tort, federal or state securities laws, whether known or unknown, foreseen or unforeseen, existing or arising in the future, for any pre-petition or post-petition act or omission in connection with, or arising out of, the Disclosure Statement, the negotiation, formulation and preparation of the Plan or any Plan Document, the Chapter 11 Case, including any Bankruptcy Court orders related thereto, the solicitation of votes for and the pursuit of Confirmation of the Plan, the Effective Date of the Plan, or the administration of the Plan or the property to be distributed under the Plan and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that the foregoing provisions of this section 10.4 shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined by a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct (the acts or omissions entitled to exculpation pursuant to this section 10.4, the “Exculpated Acts”); provided, further, that nothing in this section 10.4 shall exculpate Reorganized GBGH or any Person or Entity that is party to any of the Plan Documents from liability in respect of its respective obligations arising from and after the Effective Date under or in respect of the Plan Documents and consistent with the terms thereof.

32.           Exemption from Securities Laws.  The issuance and distribution transfer or exchange thereof in accordance of the Plan of the New Membership Interests and Warrants pursuant to the terms of the Plan is on account of, and in exchange, for Claims against GBGH within the meaning of section 1145(a)(1) of the Bankruptcy Code.  In addition, under section 1145 of the Bankruptcy Code, to the extent, if any, that the New Membership Interests and Warrants constitute “securities” (i) the offering of such securities is exempt and the issuance and distribution of such items will be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities and (ii) the New Membership Interests and Warrants will be further subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments and (c) all applicable regulatory approvals.

18

33.           Bankruptcy Rule 9019 Settlement of Claims and Controversies.  The provisions of the Plan constitute a good faith compromise and settlement of all claims or controversies relating to the enforcement or termination of all contractual, legal and equitable subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or Interest, or any distribution to be made pursuant to the Plan on account of such Claim.  Such settlement, as reflected in the relative distribution and recoveries of Holders of Allowed Claims under the Plan, has facilitated the creation and implementation of the Plan and benefits GBGH and its creditors.  Accordingly, such settlement is fair, equitable and reasonable.

34.           Retention of Causes of Action.  Except as otherwise specifically provided in the Plan, this Confirmation Order or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized GBGH will retain and may exclusively enforce any Claims, rights and Causes of Action that GBGH or the GBGH Estate may hold against any Person or Entity.  Reorganized GBGH may pursue such retained Claims, rights or Causes of Action, as appropriate, in accordance with the best interests of Reorganized GBGH.

35.           Exit Credit Facilities.

(a)
On the Effective Date, the Exit Credit Facilities Agreements shall be executed and delivered by Reorganized GBGH and shall become effective and binding in accordance with their terms and conditions upon the parties thereto and as specified in the Plan.  The Exit Credit Facilities were negotiated between GBGH and the counterparties thereto in good faith and at arm’s-length.  The terms of the Exit Credit Facilities, together with the payment of fees and expenses thereto, are:  (a) fair and reasonable, (b) reflect GBGH’s exercise of prudent business judgment consistent with its fiduciary duties, and (c) are supported by reasonably equivalent value and fair consideration.  The terms of the Exit Credit Facilities are in the best interests of GBGH, GBGH’s estate, Reorganized GBGH and other parties in interest.

19

(b)
Without limiting the generality of the foregoing, GBGH and Reorganized GBGH are hereby authorized to grant to the appropriate parties under the Exit Credit Facilities Agreements valid, binding and enforceable and perfected security interests in and liens upon all collateral specified in the Exit Credit Facilities Agreements to secure all of the obligations under or in connection with the Exit Credit Facilities Agreements.  On the Effective Date, the Exit Credit Facilities Agreements shall constitute legal, valid, binding and authorized obligations of Reorganized GBGH and the Guarantors, as applicable, enforceable in accordance with their terms, and all of the liens and security interests to be created under, or in connection with, the Exit Credit Facilities Agreements shall be deemed created and shall be valid and perfected without any requirement of filing or recording of financing statements, mortgages or other evidence of such liens and security interests and without any approvals or consents from governmental entities or any other persons.

(c)
Notwithstanding the foregoing, GBGH and Reorganized GBGH, and any other Person or Entity granting such liens and security interests, are authorized and directed to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state, provincial, federal, or other law (whether foreign or domestic) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

36.           Management Services Agreement.  On the Effective Date, the Management Services Agreement by and among Reorganized GBGH and Silver Point shall be executed and shall become effective and binding in accordance with its terms and conditions upon the parties thereto and as specified in the Plan.  The Management Services Agreement was negotiated between GBGH and Silver Point in good faith and at arm’s-length.  The terms of the Management Services Agreement, together with the payment of fees thereto, are:  (a) fair and reasonable, (b) reflect GBGH’s exercise of prudent business judgment consistent with its fiduciary duties, and (c) are supported by reasonably equivalent value and fair consideration.  The terms of the Management Services Agreement are in the best interests of GBGH, GBGH’s estate, Reorganized GBGH and other parties in interest.

20

37.           Conditions to Confirmation.  Entry of this Confirmation Order shall satisfy the conditions set forth in section 8.1 of the Plan.

38.           Releases, Exculpations and Injunctions.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, discharges, exculpations and injunctions set forth in the Plan and implemented by this Confirmation Order are fair, equitable, reasonable, in good faith and in the best interests of GBGH, GBGH’s estate, Reorganized GBGH and Holders of Claims and Interests.  The release of non-debtors under the Plan and related injunctions are fair to the Holders of Claims who have agreed to them and unopposed and necessary to the proposed reorganization of GBGH and the successful administration of its estate.  The record of the Confirmation Hearing and Chapter 11 Case is sufficient to support the releases, exculpations and injunctions provided for in Article X of the Plan.

39.           Implementation of the Plan.  Pursuant to section 1142(b) of the Bankruptcy Code, no action of the board of managers or members of GBGH will be required (a) to authorize GBGH (or any of its officers or agents acting on its behalf) to effectuate and carry out the Plan or any of order of this Court relating thereto, (b) to consummate the transactions contemplated by the Plan, the Plan Documents (including without limitation the Exit Credit Facilities Agreements, the Reorganized GBGH Operating Agreement, the Warrant Agreement, and the Management Services Agreement) or this Confirmation Order, or (c) to take any other action contemplated by the Plan, the Plan Documents or this Confirmation Order as may be necessary and appropriate to fully effectuate the interests and purposes thereof, and all such actions hereby are or will be deemed to have been taken or done with like effect as if they have been duly authorized or approved by unanimous actions of the board of managers and members of GBGH and Reorganized GBGH, as appropriate.

21

III.  ORDER

A.           Confirmation of the Plan.

40.           Approval and Confirmation of the Plan.  The Plan, which is annexed hereto as Exhibit A and incorporated herein by reference, is hereby APPROVED and CONFIRMED in all respects pursuant to section 1129 of the Bankruptcy Code.  The terms of the Plan Supplement and each of the documents compromising the Plan Supplement are incorporated by reference into and are an integral part of the Plan and are hereby approved.

41.           The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall control and take precedence.  The provisions of this Confirmation Order are integrated with each other and are non-severable and are mutually dependant.

22

42.           GBGH, Reorganized GBGH and each other appropriate party are hereby authorized and directed to:  (a) take all actions necessary or appropriate to enter into, implement and consummate the Plan, the Plan Documents and any other contracts, instruments, releases, indentures and other agreements created in connection with the Plan or referred to therein, all of which such Plan Documents and such other contracts, instruments, releases, indentures and other agreements are hereby approved, (b) to take such other steps to perform such other acts as may be necessary to implement and effectuate the Plan, the Plan Documents and such other contracts, instruments, releases, indentures and other agreements, and (c) to execute and deliver any instrument and perform any other act that is necessary for the consummation of the Plan, the Plan Documents and such other contracts, instruments, releases, indentures and other agreements, in accordance with section 1142(b) of the Bankruptcy Code, without further application to, or order of this Court, or further action by the respective officers, board of managers or members of GBGH or Reorganized GBGH, as appropriate, and with the effect that such actions have been taken by unanimous action of such officers, board of managers, or members.  Without in any way limiting the foregoing, and provided that Holders of Allowed First Lien Secured Claims and Allowed Second Lien Secured Claims have received the consideration provided for under the Plan, in the event that any Person or Entity that has filed financing statements, mortgages, lis pendens, or other documents or agreements evidencing interests with respect to GBGH or its Assets shall not have delivered to GBGH on or before the Effective Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, release of all liens, claims or interests that such Holder may have with respect to GBGH or its assets or otherwise, then each of GBGH or Reorganized GBGH is authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the Person or Entity with respect to the Assets.  In accordance with section 6.4 of the Plan, notwithstanding any failure by any party to execute or deliver any Plan Document as provided herein, such Plan Document shall nevertheless be valid, effective and binding upon the Effective Date, in accordance with their respective terms and conditions and as specified in the Plan, without the need for further action by any of the parties thereto.

23

43.           Execution by Third Parties.  Each and every federal, state and local governmental agency or department is hereby directed to accept, and lessors of holders of liens are directed to execute, any and all documents, instruments or amendments necessary and appropriate to consummate the transactions contemplated by the Plan and the Plan Documents, including without limitation, documents, instruments or amendments for recording in county and state offices where the Reorganized GBGH Certificate of Formation or any other agreement, document or instrument that may be filed in order to effectuate the Plan.

44.           Governmental Approvals Not Required.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, the Plan Supplement and any other documents, instruments or agreements contained therein, and any amendments or modifications of any of the foregoing.

B.            Effects of Confirmation.

45.           Injunctions and Stays Remain in Effect Until the Effective Date.  All injunctions and stays in effect on the date of the entry of this Order pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise shall remain in full force and effect through and including the Effective Date of the Plan, except that nothing herein shall bar the filing of financing documents in connection with the implementation of the Exit Credit Facilities Agreements or other Plan Documents or the taking of such other actions are necessary to effectuate the transactions contemplated by the Plan or this Confirmation Order.

24

46.           Discharge of GBGH; Cancellation of Interests.  Except as otherwise provided in the Plan or in this Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (a) the rights afforded in the Plan, and the treatment of all Claims and Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred on such Claims from and after the Petition Date, against GBGH, Reorganized GBGH, or any of their bankruptcy estates, assets or properties, (b) on the Effective Date, all such Claims against, and Interests in, GBGH shall be satisfied, discharged and released in full, and (c) all Entities and Persons shall be precluded from asserting against Reorganized GBGH, its successors or its assets or properties any other or further Claims or Interests based upon any act of omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.  For purposes of clarity, all Disputed Claims shall be determined, resolved or adjudicated in accordance with the terms of Article VII of the Plan.  On the Effective Date, the Interests in GBGH shall be deemed extinguished, cancelled and of no further force or effect without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action on the part of this Court or Reorganized GBGH.

25

47.           GBGH’s Injunction.  Except as otherwise provided in the Plan or in this Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold or may hold a Claim against GBGH or an Interest in GBGH (whether directly or indirectly and whether as a beneficial holder of such Claim or Interest or as a holder of record of such Claim or Interest or otherwise) that is discharged under the Plan are permanently enjoined, on and after the Confirmation Date and subject to the occurrence of the Effective Date, from taking any of the following actions on account of any such Claim or Interest:  (a) commencing or continuing in any manner (including by directly or indirectly assisting or facilitating the commencement or continuation of) any action or other proceeding of any kind with respect to any such Claim or Interest, against GBGH, Reorganized GBGH, or their respective properties; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against GBGH, Reorganized GBGH or their respective properties on account of any such Claim or Interest; (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against GBGH, Reorganized GBGH, or their respective properties or interests in their respective properties on account of any such Claim or Interest; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due from GBGH, Reorganized GBGH, or against the properties or interests in the property of GBGH or Reorganized GBGH on account of any such Claim or Interest; (e) authenticating, delivering or facilitating the delivery of any certificate; and (f) commencing, continuing or in any manner taking part or participating in any action, proceeding or event (whether directly or indirectly) that would be in contravention of the terms, conditions and intent of the Plan, including the releases and exculpations provided in sections 10.2 and 10.4 of the Plan; provided, however, that nothing contained herein shall preclude any such Person or Entity from exercising their rights pursuant to and consistent with the terms hereof and the contracts, instruments, releases, indentures and other agreements and documents delivered under or in connection with the Plan.

48.           For purposes of clarity, all Disputed Claims shall be determined, resolved or adjudicated in accordance with the terms of Article VII of the Plan.  The foregoing injunction shall extend to the benefit of the successors of GBGH (including without limitation Reorganized GBGH) and the Entities and Persons entitled to the benefit of the releases and exculpations provided in sections 10.2 and 10.4 of the Plan, and their respective properties and interests in properties.  Any Person or Entity injured by any willful violation of such injunction may recover actual damages, including attorneys’ fees and costs, and, in appropriate circumstances, may recover punitive damages from the willful violator.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms, or as provided in the Bankruptcy Code.

26

49.           Exculpation.  The exculpations set forth in section 10.4 of the Plan (as modified by this Confirmation Order) are hereby approved and authorized and, as such, GBGH, Reorganized GBGH, each of their respective subsidiaries, the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons), and the property of each of the foregoing Entities or Persons, shall have no liability to any Entity or Person, whether arising under contract, tort, federal or state securities laws, whether known or unknown, foreseen or unforeseen, existing or arising in the future, for any pre-petition or post-petition act or omission in connection with, or arising out of, the Disclosure Statement, the negotiation, formulation and preparation of the Plan or any Plan Document, the Chapter 11 Case, including any Bankruptcy Court orders related thereto, the solicitation of votes for and the pursuit of Confirmation of the Plan, the Effective Date of the Plan, or the administration of the Plan or the property to be distributed under the Plan and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that section 10.4 of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined by a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct (the acts or omissions entitled to exculpation pursuant to section 10.4 of the Plan, the “Exculpated Acts”); provided, further, that nothing in section 10.4 of the Plan shall exculpate Reorganized GBGH or any Person or Entity that is party to any of the Plan Documents from liability in respect of its respective obligations arising from and after the Effective Date under or in respect of the Plan Documents and consistent with the terms thereof.

27

50.           Indemnification.  Reorganized GBGH shall, from and after the Effective Date, indemnify, hold harmless and reimburse (on an as-incurred basis) each of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons) (collectively, the foregoing Entities and Persons are the “Indemnified Persons”), and the property of each of the Indemnified Persons, from, against and for any and all losses, Claims, damages, liabilities, costs and/or expenses (collectively, the “Damages”) arising from, related to or that are in any manner connected with any Exculpated Act, including without limitation, any Damages arising or resulting from or that are in any manner connected with (i) any cause of action, suit, investigation or any other proceeding and (ii) the defense of any Indemnified Person (or the involvement or participation of any Indemnified Person) in any cause of action, suit, investigation or any other proceeding.

28

51.           Release by GBGH and Reorganized GBGH.  As provided in section 10.2(a) of the Plan (as modified by this Confirmation Order), as of the Effective Date, for good and valuable consideration including but not limited to the service of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, and the Prepetition Lenders, to facilitate the expeditious reorganization of GBGH and the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, GBGH and Reorganized GBGH hereby release and discharge:

(i)
all D&O Released Parties and their respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity;

(ii)
the First Lien Administrative Agent, the Second Lien Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, the Prepetition Lenders and each of the foregoing Entities’ or Persons’ respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity; and

(iii)	the property of each of the foregoing Entities and Persons,

from any and all Claims and from any and all Causes of Actions that GBGH or Reorganized GBGH would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity or Person, based in whole or in part upon any act of omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date for Claims or liabilities in connection with or related to (i) GBGH, Reorganized GBGH or their respective subsidiaries, (ii) the Chapter 11 Case or (iii) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that there shall be no such release on account of Claims or liabilities (x) in respect of any loan, advance or similar payment by GBGH or their subsidiaries to any such Entity or Person; or (y) in respect of any contractual obligation owed by such Entity or Person to GBGH or its subsidiaries; provided, further, that section 10.2 of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

29

52.          Releases by Holders of Claims.  As provided in section 10.2(b) of the Plan (as modified by this Confirmation Order), pursuant to section 1123(b) of the Bankruptcy Code, on and after the Effective Date,

(i)           any Person or Entity who held, holds, or may hold a Claim against, or an Interest in, GBGH, in consideration for the obligations of GBGH and Reorganized GBGH under and in connection with this Plan and the payments, distribution and other treatment, as applicable, afforded to the same hereunder, shall be deemed to have released unconditionally GBGH, Reorganized GBGH and their respective subsidiaries, and

(ii)           each Holder of a Claim who has voted to accept the Plan and to accept the release set forth in section 10.2(b) of the Plan shall be deemed to have released unconditionally the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective officers, directors, employees, partners, members, attorneys, financial advisors, accountants, investment bankers, agents, representatives and professionals, each in such capacity, and the property of each of the foregoing Entities or Persons, from any and all Claims or Causes of Action based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to or pertaining to  (x) GBGH, Reorganized GBGH or their respective subsidiaries, (y) the Chapter 11 Case or (z) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that section 10.2(b) of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

30

53.           Section 1145 Exemption.  Pursuant to and to the extent of section 1145(a) of the Bankruptcy Code, the offer, issuance transfer or exchange of any security under the Plan shall be exempt from section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security.

54.           Section 1146 Exemption.  Pursuant to section 1146(a) of the Bankruptcy Code, neither (a) the issuance, transfer or exchange of any security under the Plan, including the issuance of the New Membership Interests or Warrants, to the extent, if any, that same constitute “securities” nor (b) the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan (including real and personal property) shall be subject to any stamp, real estate transfer, mortgage recording sales, use or similar tax.

55.           Administrative Claims Bar Date.  Except as otherwise provided in Article III of the Plan, unless a request for the payment of an Administrative Claim previously was filed with the Bankruptcy Court, requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served on Reorganized GBGH and counsel for Reorganized GBGH, pursuant to the procedures specified in this Confirmation Order and the notice of entry of this Confirmation Order, no later than 45 calendar days after the Effective Date.  Any Holder of an Administrative Claim that is required to file and serve a request for payment of such Administrative Claim and that does not file and serve such a request for payment of such Administrative Claim within the time established by Article III of the Plan shall be forever barred, estopped and enjoined from asserting such Administrative Claim, participating in distributions under the Plan on account thereof and such Administrative Claim shall be deemed discharged as of the Effective Date.  Objections to such requests for payment of an Administrative Claim must be field with the Bankruptcy Court and served on GBGH or Reorganized GBGH, as applicable, and the requesting party by the later of 70 days after the Effective Date.

31

56.           Operations as of the Effective Date.  As of the Effective Date, unless otherwise provided in the Plan or this Confirmation Order, Reorganized GBGH may operate its business and may use, acquire and dispose of property and settle and compromise Claims and Causes of Action without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and all in respects as if there were no pending case under any chapter or provision of the Bankruptcy Code.

57.           Plan Classification Controlling.  The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The classifications and amounts of Claims, if any, set forth on the Ballots returned by Holders of Claims in Classes 1 and 2 in connection with voting on the Plan:  (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (ii) do not necessarily represent, and in no event, shall be deemed to modify or otherwise affect the actual amount or classification of such Claims under the Plan for distribution purposes; and (iii) shall not be binding on GBGH or Reorganized GBGH.

58.           Subordination.  The classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan.  This Confirmation Order permanently enjoins, effective as of the Effective Date, all Entities and Persons from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to Article X of the Plan.

32

59.           Setoffs and Recoupments.  Reorganized GBGH may, pursuant to applicable law, set off or recoup against any Allowed Claim (other than the Claims of Prepetition Lenders (which Claims shall not be subject to setoff, recoupment or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code)) and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that GBGH or Reorganized GBGH may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by GBGH or Reorganized GBGH of any such claims, rights and Causes of Action that GBGH or Reorganized GBGH may possess against such Holder.

60.           Notice of Entry of the Confirmation Order.  Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), GBGH (or its agents) hereby is directed to file and serve a notice of entry of this Confirmation Order in substantially the form annexed hereto as Exhibit B (the “Confirmation Notice”) on all holders of Claims and Interests as of the Voting Record Date, the United States Trustee for the Southern District of New York and all parties that filed notices of appearances or requests for notices pursuant to Bankruptcy Rule 2002 in the Debtors’ chapter 11 cases no later than five (5) Business Days after the entry of this Confirmation Order on the Court’s docket by United States Postal Service, First-Class mail, postage prepaid.  The Confirmation Notice shall also be posted electronically at http://chapter11.epiqsystems.com/ues.  Such notice is adequate under the particular circumstances and no other or further notice is necessary.

33

61.           Notice of Effective Date.  Reorganized GBGH hereby is directed to file and serve a notice of the Effective Date in substantially the form annexed hereto as Exhibit C (the “Notice of Effective Date”) on all holders of Claims and Interests as of the Voting Record Date, the United States Trustee for the Southern District of New York and all parties that filed notices of appearances or requests for notices pursuant to Bankruptcy Rule 2002 in the Debtors’ chapter 11 cases by causing the Notice of Effective Date to be mailed to such parties by United States Postal Service, First-Class mail, postage prepaid, within five (5) Business Days after the Effective Date.  The Notice of the Effective Date shall also be posted electronically at http://chapter11.epiqsystems.com/ues.  Such notice is adequate under the particular circumstances and no other or further notice is necessary.   The Notice of Effective Date shall also serve as the notice setting forth the Administrative Claims Bar Date.  Such notice of the Administrative Claims Bar Date is adequate under the particular circumstances and no other or further notice is necessary.

C.            Miscellaneous.

62.           Modifications to Plan.  Upon entry of this Confirmation Order, GBGH or Reorganized GBGH, as the case may be, may, with further order of this Court, or without further order of this Court upon the consent of the Holders of Claims in Classes 1 and 2 who voted to accept the Plan and releases and injunctions set forth in Article X of the Plan, amend or modify the Plan or Plan Documents, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan or Plan Documents in such manner as may be necessary to effectuate the purpose and intent of the Plan.

34

63.           Finality of Confirmation Order.  This Confirmation Order is a final order and the period in which a notice of appeal must be filed shall commence upon the entry hereof.

64.           Effectiveness of Confirmation Order.  This Confirmation Order shall be effective upon the date of its entry, and the requirement that this Confirmation Order be stayed for a period of ten (10) days under Bankruptcy Rule 3020(e) shall not apply.

65.           Confirmation Order Controlling.  If there is any direct conflict between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

66.           Reversal.  If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to GBGH’s receipt of written notice of any such order.  Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Plan and any related documents or any amendments or modifications thereto.

67.           Applicable Non-Bankruptcy Law.  Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan and the Plan Documents and any amendments or modifications thereto, duly made in accordance with the terms hereof, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

35

68.           Retention of Jurisdiction.  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters, arising out of, and related, to the Chapter 11 Case and the Plan to the fullest extent permitted by law and shall also have exclusive jurisdiction over the matters set forth in Article XI of the Plan.

Dated:	New York, New York
May 26, 2009

/s/Robert D. Drain
THE HONORABLE ROBERT D. DRAIN
UNITED STATES BANKRUPTCY JUDGE

36

EXHIBIT B

CONFIRMATION NOTICE

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
U.S. ENERGY SYSTEMS, INC., et al.,	)	Case No. 08-10054 (RDD)
)
Debtors.[1]	)	(Jointly Administered)
)

NOTICE OF ENTRY OF AN ORDER CONFIRMING THE
MODIFIED SECOND AMENDED PLAN OF REORGANIZATION OF GBGH, LLC

PLEASE TAKE NOTICE THAT:

1.           Confirmation of the Plan.  On May __, 2009, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Modified Second Amended Plan of Reorganization of GBGH, LLC, dated April 30, 2009 (as modified or amended in accordance with the terms of the Confirmation Order or such other final order of the Bankruptcy Court duly approved and entered, the “Plan”).  Copies of the Confirmation Order and the Plan are available at Epiq Bankruptcy Solution, LLC’s website http://chapter11.epiqsystems.com/ues.  Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.

2.           Effect of Plan. Pursuant to Section 1141 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 - 1532 (as amended, the “Bankruptcy Code”), and except as otherwise expressly provided in the Plan, the Confirmation Order or other order of the Bankruptcy Court, the treatment of all Claims against or Interests in GBGH, LLC (“GBGH”) under the Plan shall be in exchange for and in complete satisfaction and release of all (a) Claims against or Interests in GBGH of any nature whatsoever, known or unknown, and (b) all Claims against and interests in GBGH’s Estate or properties or interests in property.  Except as otherwise provided in the Plan or order of the Bankruptcy Court, upon the Effective Date, all Claims against and Interests in GBGH will be deemed satisfied and released in full exchange for the consideration provided under the Plan.  Except as otherwise provided in the Plan, all entities shall be precluded from asserting against GBGH or Reorganized GBGH, or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

[1]
The other Debtors are the following:  U.S. Energy Overseas Investments, LLC, GBGH, LLC, U.S.Energy Biogas Corp., Biogas Financial Corp., Power Generation (Suffolk), Inc., Resources GeneratingSystems, Inc., Suffolk Biogas, Inc., USEB Assignee, LLC, ZFC Energy, Inc., ZMG Inc., and Oceanside Energy, Inc.

3.           Releases.  Section 10.2(a) of the Plan provides that, as of Effective Date, for good and valuable consideration including but not limited to the service of the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, and the Prepetition Lenders, to facilitate the expeditious reorganization of GBGH and the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, GBGH and Reorganized GBGH hereby release and discharge:

(i) all D&O Released Parties and their respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity;

(ii) the First Lien Administrative Agent, the Second Lien Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, the Prepetition Lenders and each of the foregoing Entities’ or Persons’ respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, each in such capacity; and

(iii) the property of each of the foregoing Entities and Persons,

from any and all Claims and from any and all Causes of Actions that GBGH or Reorganized GBGH would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity or Person, based in whole or in part upon any act of omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date for Claims or liabilities in connection with or related to (i) GBGH, Reorganized GBGH or their respective subsidiaries, (ii) the Chapter 11 Case or (iii) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that there shall be no such release on account of Claims or liabilities (x) in respect of any loan, advance or similar payment by GBGH or their subsidiaries to any such Entity or Person; or (y) in respect of any contractual obligation owed by such Entity or Person to GBGH or its subsidiaries; provided, further, that section 10.2 of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

Section 10.2(b) of the Plan provides that, on and after the Effective Date:

(i) any Person or Entity who held, holds, or may hold a Claim against, or an Interest in, GBGH, in consideration for the obligations of GBGH and Reorganized GBGH under and in connection with this Plan and the payments, distribution and other treatment, as applicable, afforded to the same hereunder, shall be deemed to have released unconditionally GBGH, Reorganized GBGH and their respective subsidiaries, and

(ii) each Holder of a Claim who has voted to accept the Plan and to accept the release set forth in section 10.2(b) of the Plan shall be deemed to have released unconditionally the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective officers, directors, employees, partners, members, attorneys, financial advisors, accountants, investment bankers, agents, representatives and professionals, each in such capacity,

2

and the property of each of the foregoing Entities or Persons, from any and all Claims or Causes of Action based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to or pertaining to  (x) GBGH, Reorganized GBGH or their respective subsidiaries, (y) the Chapter 11 Case or (z) the negotiation, formulation and preparation of the Plan or the Plan Documents; provided, however, that section 10.2(b) of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

4.           Exculpations.  Section 10.4 of the Plan provides that GBGH, Reorganized GBGH, each of their respective subsidiaries, the D&O Released Parties, the First Lien Collateral Agent, the Second Lien Collateral Agent, the First Lien Administrative Agent, the Second Lien Administrative Agent, the Prepetition Lenders, and each of the foregoing Entities’ or Persons’ respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other representatives or professionals retained by such Entities or Persons), and the property of each of the foregoing Entities or Persons, shall have no liability to any Entity or Person, whether arising under contract, tort, federal or state securities laws, whether known or unknown, foreseen or unforeseen, existing or arising in the future, for any pre-petition or post-petition act or omission in connection with, or arising out of, the Disclosure Statement, the negotiation, formulation and preparation of the Plan or any Plan Document, the Chapter 11 Case, including any Bankruptcy Court orders related thereto, the solicitation of votes for and the pursuit of Confirmation of the Plan, the Effective Date of the Plan, or the administration of the Plan or the property to be distributed under the Plan and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that section 10.4 of the Plan shall have no effect on the liability of any Entity or Person that results from any such act or omission that is determined by a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct; (the acts or omissions entitled to exculpation pursuant to section 10.4 of the Plan, the “Exculpated Acts”); provided, further, that nothing in section 10.4 of the Plan shall exculpate Reorganized GBGH or any Person or Entity that is party to any of the Plan Documents from liability in respect of its respective obligations arising from and after the Effective Date under or in respect of the Plan Documents and consistent with the terms thereof.

3

5.           Injunction.  Section 10.5 of the Plan, as implemented by the Confirmation Order, provides that on and after the Effective Date, all Persons and Entities who have held, currently hold or may hold a Claim against GBGH or an Interest in GBGH (whether directly or indirectly and whether as a beneficial holder of such Claim or Interest or as a holder of record of such Claim or Interest or otherwise) that is discharged under the Plan are permanently enjoined, on and after the Confirmation Date and subject to the occurrence of the Effective Date, from taking any of the following actions on account of any such Claim or Interest:  (a) commencing or continuing in any manner (including by directly or indirectly assisting or facilitating the commencement or continuation of) any action or other proceeding of any kind with respect to any such Claim or Interest, against GBGH, Reorganized GBGH, or their respective properties; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against GBGH, Reorganized GBGH or their respective properties on account of any such Claim or Interest; (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against GBGH, Reorganized GBGH, or their respective properties or interests in their respective properties on account of any such Claim or Interest; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due from GBGH, Reorganized GBGH, or against the properties or interests in the property of GBGH or Reorganized GBGH on account of any such Claim or Interest; (e) authenticating, delivering or facilitating the delivery of any certificate; and (f) commencing, continuing or in any manner taking part or participating in any action, proceeding or event (whether directly or indirectly) that would be in contravention of the terms, conditions and intent of the Plan, including the releases and exculpations provided in sections 10.2 and 10.4 of the Plan; provided, however, that nothing contained in section 10.5 of the Plan shall preclude any such Person or Entity from exercising their rights pursuant to and consistent with the terms of the Plan and the contracts, instruments, releases, indentures and other agreements and documents delivered under or in connection with the Plan.  All Disputed Claims shall be determined, resolved or adjudicated in accordance with the terms of Article VII of the Plan.  The injunction contained in section 10.5 of the Plan shall extend to the benefit of the successors of GBGH (including without limitation Reorganized GBGH) and the Entities and Persons entitled to the benefit of the releases and exculpations provided in sections 10.2 and 10.4 of the Plan, and their respective properties and interests in properties.  Any Person or Entity injured by any willful violation of such injunction may recover actual damages, including attorneys’ fees and costs, and, in appropriate circumstances, may recover punitive damages from the willful violator.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms, or as provided in the Bankruptcy Code

Dated:	New York, New York	BY ORDER OF THE COURT
May__, 2009

Peter S. Partee	Michael G. Wilson (admitted pro hac vice)
Scott H. Bernstein	HUNTON & WILLIAMS LLP
HUNTON & WILLIAMS LLP -and-	Riverfront Plaza, East Tower
200 Park Avenue, 53rd Floor	951 East Byrd Street
New York, New York 10166-0136	Richmond, Virginia 23219-4074
(212) 309-1000	(804) 788-8200

Attorneys for Debtors and Debtors-in-Possession

4

EXHIBIT C

NOTICE OF EFFECTIVE DATE

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
U.S. ENERGY SYSTEMS, INC., et al.,	)	Case No. 08-10054 (RDD)
)
Debtors.[1]	)	(Jointly Administered)
)

NOTICE OF (I) OCCURRENCE OF EFFECTIVE DATE
OF THE MODIFIED SECOND AMENDED PLAN OF REORGANIZATION
OF GBGH, LLC AND (II) ADMINISTRATIVE CLAIMS BAR DATE

PLEASE TAKE NOTICE THAT:

1.           Confirmation of the Plan.  On May __, 2009, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Modified Second Amended Plan of Reorganization of GBGH, LLC, dated April 30, 2009 (as modified or amended in accordance with the terms of the Confirmation Order or such other final order of the Bankruptcy Court duly approved and entered, the “Plan”).  Copies of the Confirmation Order and the Plan are available at Epiq Bankruptcy Solutions, LLC’s website http://chapter11.epiqsystems.com/ues.  Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.

2.           Effective Date.  The Effective Date of the Plan for GBGH, LLC occurred on June __, 2009.

3.           Administrative Claims Bar Date.  The Administrative Claims Bar Date for applications or requests for payment of Administrative Claims — other than Administrative Claims for goods or non-professional services provided to GBGH during the Chapter 11 Case in the ordinary course of GBGH’s business — shall be the date that is forty-five calendar days after the Effective Date.  Any Person or Entity that does not file such an application or request with the Bankruptcy Court and serve it on Reorganized GBGH, LLC (“Reorganized GBGH”) and counsel for Reorganized GBGH shall be forever barred, estopped and enjoined from asserting such Claim against GBGH, GBGH’s estate, Reorganized GBGH or any of their property.  Any such Administrative Claim shall be discharged and the Holder thereof shall be forever barred, estopped and enjoined from participating in distributions under the Plan on account thereof.

[1]
The other Debtors are the following:  U.S. Energy Overseas Investments, LLC, GBGH, LLC, U.S.Energy Biogas Corp., Biogas Financial Corp., Power Generation (Suffolk), Inc., Resources GeneratingSystems, Inc., Suffolk Biogas, Inc., USEB Assignee, LLC, ZFC Energy, Inc., ZMG Inc., and Oceanside Energy, Inc.

Dated:	New York, New York	BY ORDER OF THE COURT
June __, 2009

Peter S. Partee	Michael G. Wilson (admitted pro hac vice)
Scott H. Bernstein	HUNTON & WILLIAMS LLP
HUNTON & WILLIAMS LLP -and-	Riverfront Plaza, East Tower
200 Park Avenue, 53rd Floor	951 East Byrd Street
New York, New York 10166-0136	Richmond, Virginia 23219-4074
(212) 309-1000	(804) 788-8200

Attorneys for Debtors and Debtors-in-Possession

2